Exhibit 10.23

PACIFIC CARE CENTER

LOAN AGREEMENT

THIS LOAN AGREEMENT (this "Agreement") is made as of the 6th day of August, 1998, by and between G&L HOQUIAM, LLC, a Delaware limited liability company (together with its successors and assigns, the "Borrower"), and GMAC COMMERCIAL MORTGAGE CORPORATION, a California corporation (together with its successors and assigns, the "Lender").

RECITALS:

A.    Borrower has requested that the Lender make a loan to Borrower in the principal sum of $2,475,000.00 (the "Loan").

B.    Lender has agreed to make the Loan on the terms and conditions hereinafter set forth.

NOW, THEREFORE, it is hereby agreed as follows:

ARTICLE I

DEFINITIONS, ACCOUNTING PRINCIPLES, UCC TERMS.

1.1    As used in this Agreement, the following terms shall have the following meanings unless the context hereof shall otherwise indicate:

"Accounts" means any rights of Borrower arising from the operation of the Facility to payment for goods sold or leased or for services rendered, not evidenced by an Instrument, including, without limitation, (i) all accounts arising from the operation of the Facility, (ii) all moneys and accounts, if any, held by Lender pursuant to Section 4.13 of this Agreement, and (iii) all rights to payment from Medicare or Medicaid programs, or similar state or federal programs, boards, bureaus or agencies and rights to payment from patients, residents, private insurers, and others arising from the operation of the Facility, including rights to payment pursuant to Reimbursement Contracts. Accounts shall include the proceeds thereof (whether cash or noncash, moveable or immoveable, tangible or intangible) received from the sale, exchange, transfer, collection or other disposition or substitution thereof.

"Actual Management Fees" means actual management fees paid or incurred in connection with operation of the Facility.

"Affiliate" means, with respect to any Person, (i) each Person that controls, is controlled by or is under common control with such Person, (ii) each Person that, directly or indirectly, owns or controls, whether beneficially or as a trustee, guardian or other fiduciary, any of the stock of such person, and (iii) each of such Person's officers, directors, members, joint venturers and partners.

"Assignment of Leases and Rents" means that certain Assignment of Leases and Rents of even date herewith by and between Lender and Borrower.

"Assumed Management Fees" means assumed management fees of five percent (5%) of net patient revenues of the Facility (after Medicare and Medicaid contractual adjustments).

"Business Day" means a day on which commercial banks are not authorized or required by law to close in New York, New York.

"Closing Date" means the date on which all or any part of the Loan is disbursed by the Leader to or for the benefit of Borrower.

"Collateral" means, collectively, the Property, Improvements, Equipment, Rents, Accounts, General Intangibles, Instruments, Inventory, Money, Permits (to the full extent assignable), Reimbursement Contracts, and all Proceeds, all whether now owned or hereafter acquired, and including replacements, additions, accessions, substitutions, and products thereof and thereto, and all other property which is or hereafter may become subject to a Lien in favor of Lender as security for any of the Loan Obligations.

"Commitment Letter" means the commitment letter issued by Lender to Borrower dated July 7, 1998, as amended.

"Debt Service Coverage for the Facility" means a ratio in which the first number is the sum of net pre-tax income of the Borrower from the operations of the Facility as set forth in the quarterly statements provided to Lender (without deduction for Actual Management Fees paid or incurred), calculated based upon the preceding twelve (12) months (or such lesser period as shall have elapsed following the closing of the Loan), plus interest expense, to the extent deducted in determining net income, plus non-cash expenses or allowances for depreciation and amortization of the Facility for said period, less either Assumed Management Fees or Actual Management Fees, as applicable, and the second number is the sum of the actual principal amounts due (even if not paid) on the Loan (but which shall not include that portion associated with the balloon payment of the Loan) for the applicable period plus the interest expense on such Loan for the applicable period. In calculating "pre-tax income", Extraordinary Income and Extraordinary Expenses shall be excluded.

"Deed of Trust" means that certain Deed of Trust and Security Agreement, of even date herewith from the Borrower in favor of or for the benefit of Lender and covering the Property.

"Default" means the occurrence or existence of any event which, but for the giving of notice or expiration of time or both, would constitute an Event of Default.

"Default Rate" means a per annum rate equal to the lesser of eighteen percent (18%) or the maximum rate permitted by applicable law.

"Environmental Permit" means any permit, license, or other authorization issued under any Hazardous Materials Law with respect to any activities or businesses conducted on or in relation to the Property and/or the Improvements.

"Equipment" means all beds, linen, televisions, carpeting, telephones, cash registers, computers, lamps, glassware, rehabilitation equipment, restaurant and kitchen equipment, and other fixtures and equipment of Borrower located on, attached to or used or useful in connection with any of the Property or the Facility and all renewals and replacements thereof and substitutions therefor; provided, however, that with respect to any items which are leased for the benefit of the Facility and not owned by Borrower, the Equipment shall include the leasehold interest only of Borrower together with any options to purchase any of said items and any additional or greater rights with respect to such items which Borrower may hereafter acquire, but the foregoing shall not be construed to mean that such leasing shall be permitted hereunder and under the other Loan Documents.

"Event of Default" means any "Event of Default" as defined in Article VII hereof.

"Extraordinary Income and Extraordinary Expenses" means material items of a character significantly different from the typical or customary business activities of Borrower which would not be expected to recur frequently and which would not be considered as recurring factors in any evaluation of the ordinary operating processes of Borrower's business, and which would be treated as extraordinary income or extraordinary expenses under GAAP.

"Exhibit" means an Exhibit to this Agreement, unless the context refers to another document, and each such Exhibit shall be deemed a part of this Agreement to the same extent as if it were set forth in its entirety wherever reference is made thereto.

"Facility" means the facility known as "Pacific Care Center," presently a 118-bed [only 109] licensed skilled nursing facility located on the Property, as it may now or hereafter exist, together with any other general or specialized care facilities, if any (including any Alzheimer's care unit, subacute, and any assisted care living facility), now or hereafter operated on the Property.

"GAAP" means, as in effect from time to time, generally accepted accounting principles consistently applied as promulgated by the American Institute of Certified Public Accountants.

"General Intangibles" means all intangible personal property of Borrower arising out of or connected with the Property or the Facility and all renewals and replacements thereof and substitutions therefor (other than Accounts, Rents, Instruments, Inventory, Money, Permits, and Reimbursement Contracts), including, without limitation, things in action, contract rights and other rights to payment of money.

"Governmental Authority" means any board, commission, department or body of any municipal, county, state or federal governmental unit, or any subdivision of any of them, that has or acquires jurisdiction over the Property and/or the Improvements or the use, operation or improvement of the Property.

"Guarantor" means G&L Realty Partnership, L.P., a Delaware limited partnership.

"Guaranty Agreement" means that certain Exceptions to Nonrecourse Guaranty of even date herewith from Guarantor to Lender.

"Hazardous Materials" means petroleum and petroleum products and compounds containing them, including gasoline, diesel fuel and oil; explosives; flammable materials; radioactive materials; polychlorinated biphenyls ("PCBs") and compounds containing them; lead and lead-based paint; asbestos or asbestos-containing materials in any form that is or-could become friable; underground storage tanks, whether empty or containing any substance; any substance the presence of which on the Property is prohibited by any federal, state or local authority; any substance that requires special handling; and any other material or substance now or in the future defined as a "hazardous substance," "hazardous material," "hazardous waste," "toxic substance," "toxic pollutant," "contaminant," or "pollutant" within the meaning of any Hazardous Materials Law.

"Hazardous Materials Laws" means all federal, state, and local laws, ordinances and regulations and standards, rules, policies and other governmental requirements, administrative rulings and court judgments and decrees in effect now or in the future and including all amendments, that relate to Hazardous Materials and apply to Borrower or to the Property and/or the Improvements. Hazardous Materials Laws include, but are not limited to, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., the Toxic Substance Control Act, 15 U.S.C. Section 2601, et seq., the Clean Water Act, 33 U.S.C. Section 1251, et seq., and the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, and their state analogs.

"Improvements" means all buildings, structures and improvements of every nature whatsoever now or hereafter situated on the Property, including, but not limited to, all gas and electric fixtures, radiators, heaters, engines and machinery, boilers, ranges, elevators and motors, plumbing and heating fixtures, carpeting and other floor coverings, water heaters, awnings and storm sashes, and cleaning apparatus which are or shall be attached to the Property or said buildings, structures or improvements.

"Indebtedness" means any (i) obligations for borrowed money, (ii) obligations, payment for which is being deferred by more than thirty (30) days, representing the deferred purchase price of property other than accounts payable arising in connection with the purchase of inventory customary in the trade and in the ordinary course of Borrower's business, (iii) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from the Accounts and/or property now or hereafter owned or acquired, and (iv) the amount of any other obligation (including obligations under financing leases) which would be shown as a liability on a balance sheet prepared in accordance with GAAP.

"Instruments" means all instruments, chattel paper, documents or other writings obtained from or in connection with the operation of the Property or the Facility (including, without limitation, all ledger sheets, computer records and printouts, data bases, programs, books of account and files relating thereto).

"Inventory" means all inventories of food, beverages and other comestibles held by Borrower for sale or use at or from the Property or the Facility, and soap, paper supplies, medical supplies, drugs and all other such goods, wares and merchandise held by Borrower for sale to or for consumption by guests, patients or residents of the Property or the Facility and all such other goods returned to or repossessed by Borrower.

"Lease Agreement" means that certain Lease Agreement dated July 31, 1998, between Borrower and Lessee and any lease agreement entered into between Borrower and an Affiliate of Borrower after the Closing Date, as approved by Lender in writing.

"Lessee" means Stefan Health Care, Inc., a California corporation, and any successor lessee of the Facility approved by Lender in writing.

"Lien" means any voluntary or involuntary mortgage, security deed, deed of trust, lien, pledge, assignment, security interest, title retention agreement, financing lease, levy, execution, seizure, judgment, attachment, garnishment, charge, lien or other encumbrance of any kind, including those contemplated by or permitted in this Agreement and the other Loan Documents.

"Loan" means the Loan in the principal sum of $2,475,000.00 made by Lender to Borrower as of the date hereof.

"Loan Documents" means, collectively, this Agreement, the Assignment of Leases and Rents, the Note, the Assignment of Licenses, Permits and Contracts the Guaranty Agreement, the Deed of Trust, and the Subordination Agreement, together with any and all other documents executed by Borrower or others, evidencing, securing or otherwise relating to the Loan.

"Loan Obligations" means the aggregate of all principal and interest owing from time to time under the Note and all expenses, charges and other amounts from time to time owing under the Note, this Agreement, or the other Loan Documents and all covenants, agreements and other obligations from time to time owing to, or for the benefit of, Lender pursuant to the Loan Documents.

"Management Agreement" means that certain Management Agreement to be entered into after the Closing Date by and between Manager and Lessee, obligating the Manager to operate and manage the Facility.

"Manager" means, if applicable, Stefan Health Care, Inc., a California corporation, and any successor manager of the Facility approved by Lender in writing.

"Maturity Date" means September 1, 2008.

"Medicaid" means that certain program of medical assistance, funded jointly by the federal government and the States, for impoverished individuals who are aged, blind and/or disabled, and/or members of families with dependent children, which program is more fully described in Title XIX of the Social Security Act (42 U.S.C. §§ 1396 et seq.) and the regulations promulgated thereunder.

"Medicare" means that certain federal program providing health insurance for eligible elderly and other individuals, under which physicians, hospitals, skilled nursing homes, home health care and other providers are reimbursed for certain covered services they provide to the beneficiaries of such program, which program is more fully described in Title XVIII of the Social Security Act (42 U.S.C. §§ 1395 et seq.) and the regulations promulgated thereunder.

"Money" means all monies, cash, rights to deposit or savings accounts or other items of legal tender obtained from or for use in connection with the operation of the Facility.

"Note" means the Promissory Note of even date herewith in the principal amount of the Loan payable by Borrower to the order of Lender.

"O&M Program" means a written program of operations and maintenance established or approved in writing by Lender relating to any Hazardous Materials in, on or under the Property or Improvements.

"Permits" means all licenses, permits and certificates used or necessary in connection with the ownership, operation, use or occupancy of the Property and/or the Facility, including, without limitation, business licenses, state health department licenses, food service licenses, licenses to conduct business, certificates of need and all such other permits, licenses and rights, obtained from any governmental, quasi-governmental or private person or entity whatsoever concerning ownership, operation, use or occupancy.

"Permitted Encumbrances" has the meaning given to that term in Section 5.2 hereof.

"Person" means any natural person, firm, trust, corporation, partnership, limited liability company, trust and any other form of legal entity.

"Proceeds" means all proceeds (including proceeds of insurance and condemnation) from the sale, exchange, transfer, collection, loss, damage, disposition, substitution or replacement of any of the Collateral.

"Property" means the real estate located in Hoquiam, Grays Harbor County, Washington, which is more particularly described in Exhibit "A" hereto, upon which the Facility is located, and which, concurrent with the Closing Date, will be owned by the Borrower.

"Reimbursement Contracts" means all third party reimbursement contracts for the Facility which are now or hereafter in effect with respect to residents or patients qualifying for coverage under the same, including Medicare, Medicaid and private insurance agreements, and any successor program or other similar reimbursement program and/or private insurance agreements.

"Rents" means all rent and other payments of whatever nature from time to time payable pursuant to leases of the Property or the Facility, or for retail space or other space at the Property (including, without limitation, rights to payment earned under leases for space in the Improvements for the operation of ongoing retail businesses such as newsstands, barbershops, beauty shops, physicians' offices, pharmacies and specialty shops).

"Single-Purpose Entity" means a Person which owns no interest or property other than the Property, the Improvements or interests in the Borrower.

"Stock" means all shares, options, warrants, general or limited partnership interests, membership interests, participations or other equivalents (regardless of how designated) in a corporation, limited liability company, partnership or any equivalent entity, whether voting or nonvoting, including, without limitation, common stock, preferred stock, or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended).

"Subordination Agreement" means that certain Subordination and Attornment Agreement of even date herewith by and among Borrower, Lessee, and Lender.

1.2    Singular terms shall include the plural forms and vice versa, as applicable, of the terms defined.

1.3    Terms contained in this Agreement shall, unless otherwise defined herein or unless the context otherwise indicates, have the meanings, if any, assigned to them by the Uniform Commercial Code in effect in the State of Washington.

1.4    All accounting terms used in this Agreement shall be construed in accordance with GAAP, except as otherwise specified.

1.5    All references to other documents or instruments shall be deemed to refer to such documents or instruments as they may hereafter be extended, renewed, modified, or amended and all replacements and substitutions therefor.

1.6    All references herein to "Medicaid" and "Medicare" shall be deemed to include any successor program thereto.

ARTICLE II

TERMS OF THE LOAN

2.1    The Loan.    Borrower has agreed to borrow the Loan from Lender, and Lender has agreed to make the Loan to Borrower, subject to Borrower's compliance with and observance of the terms, conditions, covenants, and provisions of this Agreement and the other Loan Documents, and Borrower has made the covenants, representations, and warranties herein and therein as a material inducement to Lender to make the Loan.

2.2    Security for the Loan.    The Loan will be evidenced, secured and guaranteed by the Loan Documents.

ARTICLE III

BORROWER'S REPRESENTATIONS AND WARRANTIES

To induce Lender to enter into this Agreement, and to make the Loan to Borrower, Borrower represents and warrants to Lender as follows:

3.1    Existence, Power and Qualification.    Borrower is a duly organized and validly existing entity, has the power to own its properties and to carry on its business as is now being conducted, and is duly qualified to do business and is in good standing in every jurisdiction in which the character of the properties owned by it or in which the transaction of its business makes its qualification necessary.

3.2    Power and Authority.    Borrower has full power and authority to borrow the indebtedness evidenced by the Note and to incur the Loan Obligations provided for herein, all of which have been authorized by all proper and necessary action. All consents, approvals, authorizations, orders or filings of or with any court or governmental agency or body, if any, required for the execution, delivery and performance of the Loan Documents by the Borrower have been obtained or made.

3.3    Due Execution and Enforcement.    Each of the Loan Documents to which Borrower is a party constitutes a valid and legally binding obligation of Borrower, enforceable in accordance with its respective terms (except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium, or other laws relating to the rights of creditors generally and by general principles of equity) and does not violate, conflict with, or constitute any default under any law, government regulation, decree, judgment, Borrower's articles of organization/incorporation, partnership agreement or operating agreement, as applicable, or any other agreement or instrument binding upon Borrower.

3.4    Single Purpose Entity.    Borrower is a Single Purpose Entity.

3.5    Pending Matters.

a.    Operations; Financial Condition.    No action or investigation is pending or, to the best of Borrower's knowledge, threatened before or by any court or administrative agency which might result in any material adverse change in the financial condition, operations or prospects of Borrower or any lower reimbursement rate under the Reimbursement Contracts. The Borrower is not in violation of any agreement, the violation of which might reasonably be expected to have a material adverse effect on its business or assets, and the Borrower is not in violation of any order, judgment, or decree of any court, or any statute or governmental regulation to which it is subject.

b.    Condemnation or Casualty.    There are no proceedings pending, or, to the best of Borrower's knowledge, threatened, to acquire through the exercise of any power of condemnation, eminent domain or similar proceeding any part of the Property, the Improvements or any interest therein, or to enjoin or similarly prevent or restrict the use of the Property or the operation of the Facility in any manner. None of the Improvements is subject to any unrepaired casualty or other damage.

3.6    Financial Statements Accurate.    All financial statements heretofore or hereafter provided by Borrower are and will be true and complete in all material respects as of their respective dates and fairly present the respective financial condition of Borrower, and there are no material liabilities, direct or indirect, fixed or contingent, as of the respective dates of such statements which are not reflected therein or in the notes thereto or in a written certificate delivered with such statements. The financial statements of the Borrower have been prepared in accordance with GAAP. There has been no material adverse change in the financial condition, operations, or prospects of Borrower since the dates of such statements except as fully disclosed in writing with the delivery of such statements. All financial statements of the operations of the Facility heretofore or hereafter provided to Lender are and will be true and complete in all material respects as of their respective dates.

3.7    Compliance with Facility Laws.    The Facility is duly licensed and is currently operated as a 118 bed skilled care nursing home under the applicable laws of the state where the Property is located. Borrower or Lessee is the lawful owner of all Permits for the Facility, including, without limitation, the Certificate of Need, if applicable, which (a) are in full force and effect, (b) constitute all of the permits, licenses and certificates required for the use, operation and occupancy thereof, (c) have not been pledged as collateral for any other loan or Indebtedness, (d) are held free from restrictions or any encumbrance which would materially adversely affect the use or operation of the Facility, and (e) are not provisional, probationary or restricted in any way. The Borrower and Manager and Lessee as well as the operation of the Facility are in compliance in all material respects with the applicable provisions of nursing home and/or assisted living facility laws, rules, regulations and published interpretations to which the Facility is subject. No waivers of any laws, rules, regulations, or requirements (including, but not limited to, minimum foot requirements per bed) are required for the Facility to operate at the current licensed bed capacity. All Reimbursement Contracts are in full force and effect with respect to the Facility, and Borrower and Manager and Lessee are in good standing with all the respective agencies governing such applicable nursing home licenses, program certification, and Reimbursement Contracts. Borrower and Manager and Lessee are current in the payment of all so-called provider specific taxes or other assessments with respect to such Reimbursement Contracts. Borrower will maintain and cause Manager or Lessee to maintain (without allowing to lapse) the Certificate of Need, if applicable, and any required Permits. In the event Lender acquires the Facility through foreclosure or otherwise, neither Lender nor a subsequent manager, a subsequent lessee or any subsequent purchaser (through foreclosure or otherwise) must obtain a Certificate of Need prior to applying for and receiving a license to operate the Facility and certification to receive 7 participation in Medicare and Medicaid, including without limitation, the Medicare and Medicaid Patient Protection Act of 1987. The Facility is in conformance in all material respects with all insurance, reimbursement and cost reporting requirements and has a current provider agreement which is in full force and effect under Medicare and Medicaid.

3.8    Third-Party Payors.    There is no threatened or pending revocation, suspension, termination, probation, restriction, limitation, or nonrenewal affecting Borrower, Manager, Lessee or the Facility or any participation or provider agreement with any third-party payor, including Medicare, Medicaid, Blue Cross and/or Blue Shield, and any other private commercial insurance managed care and employee assistance program (such programs, the "Third-Party Payors' Programs") to which Borrower or Manager or Lessee presently is subject. All Medicare, Medicaid and private insurance cost reports and financial reports submitted by Borrower or Manager or Lessee are and will be materially accurate and complete and have not been and will not be misleading in any material respects. No cost reports for the Facility remain "open" or unsettled, except as otherwise disclosed.

3.9    Governmental Proceedings and Notices.    Neither Borrower nor Manager nor Lessee nor the Facility is currently the subject of any proceeding by any governmental agency, and no notice of any violation has been received from a governmental agency that would, directly or indirectly, or with the passage of time:

a.    Have a material adverse impact on Borrower's ability to accept and/or retain patients or result in the imposition of a fine, a sanction, a lower rate certification or a lower reimbursement rate for services rendered to eligible patients;

b.    Modify, limit or annul or result in the transfer, suspension, revocation or imposition of probationary use of any of the Permits; or

c.    Affect Borrower's continued participation in the Medicare or Medicaid programs or any other Third-Party Payors' Programs, or any successor programs thereto, at current rate certifications.

3.10    Physical Plant Standards.    The Facility and the use thereof complies in all material respects with all applicable local, state and federal building codes, fire codes, zoning codes, use restrictions, health care, health care facility and other similar regulatory requirements (the "Physical Plant Standards"), and no waivers of Physical Plant Standards exist at the Facility.

3.11    Pledges of Receivables.    The Borrower has not pledged its Accounts as collateral security for any loan or indebtedness other than, if applicable, the Loan.

3.12    Payment of Taxes and Property Impositions.    Borrower has filed all federal, state, and local tax returns which it is required to file and has paid, or made adequate provision for the payment of, all taxes which are shown pursuant to such returns or are required to be shown thereon or to assessments received by Borrower, including, without limitation, provider taxes. All such returns are complete and accurate in all respects. Borrower has paid or made adequate provision for the payment of all applicable water and sewer charges, government assessments, ground rents (if applicable) and Taxes (as defined in the Deed of Trust) with respect to the Property.

3.13    Title to Collateral.    Borrower has good and marketable title to all of the Collateral, subject to no lien, mortgage, pledge, encroachment, zoning violation, or encumbrance, except Permitted Encumbrances, which Permitted Encumbrances do not and will not materially interfere with the security intended to be provided by the Deed of Trust or the current use or operation of the Property and or the current ability of the Facility to generate net operating income sufficient to service the Loan. All Improvements situated on the Property are situated wholly within the boundaries of the Property.

3.14    Priority of Deed of Trust.    The Deed of Trust constitutes a valid first lien against the real and personal property described therein, prior to all other liens or encumbrances, including those which may hereafter accrue, excepting only "Permitted Encumbrances", which Permitted Encumbrances do not and will not materially and adversely affect (a) the ability of the Borrower to pay in full the principal of and interest on the Note when due, (b) the security (and its value) intended to be provided by the Deed of Trust or (c) the current use of the Property and the Improvements.

3.15    Location of Chief Executive Offices.    The location of Borrower's principal place of business and chief executive office is set forth on Exhibit "B" hereto.

3.16    Disclosure.    All information furnished or to be furnished by Borrower to Lender in connection with the Loan or any of the Loan Documents, is, or will be at the time the same is furnished, accurate and correct in all material respects and complete insofar as completeness may be necessary to provide Lender with true and accurate knowledge of the subject matter.

3.17    Trade Names.    The Facility, which operates under the trade name, has not changed its name, been known by any other name, or been a party to a merger, reorganization or similar transaction within the last twelve (12) years.

3.18    ERISA.    Borrower is in compliance with all applicable provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

3.19    Ownership.    The ownership interests of the Persons comprising the Borrower and each of the respective interests in the Borrower are correctly and accurately set forth on Exhibit "C" hereto.

3.20    Compliance With Applicable Laws.    The Facility and its operations and the Property comply in all material respects with all covenants and restrictions of record and applicable laws, ordinances, rules and regulations, including, without limitation, the Americans with Disabilities Act and the regulations thereunder, and all laws, ordinances, rules and regulations relating to zoning, setback requirements and building codes and there are no waivers of any building codes currently in existence for the Facility.

3.21    Solvency.    Borrower is solvent for purposes of 1 l U.S.C. §548, and the borrowing of the Loan will not render Borrower insolvent for purposes of I 1 U.S.C. §548.

3.22    Other Indebtedness.    Borrower has no outstanding Indebtedness, secured or unsecured, direct or contingent (including any guaranties), other than (a) the Loan, and (b) indebtedness which represents trade payables or accrued expenses incurred in the ordinary course of business of owning and operating the Property; no other debt will be secured (senior, subordinate or pari passu) by the Property.

3.23    Other Obligations.    Borrower has no material financial obligation under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Borrower is a party or by which Borrower or the Property is otherwise bound, other than obligations incurred in the ordinary course of the operation of the Property and other than obligations under the Deed of Trust and the other Loan Documents.

3.24    Fraudulent Conveyances.    Borrower (1) has not entered into this Agreement or any of the other Loan Documents with the actual intent to hinder, delay, or defraud any creditor and (2) has received reasonably equivalent value in exchange for its obligations under the Loan Documents. Giving effect to the transactions contemplated by the Loan Documents, the fair saleable value of Borrower's assets exceeds and will, immediately following the execution and delivery of the Loan Documents, be greater than Borrower's probable liabilities, including the maximum amount of its contingent liabilities or its debts as such debts become absolute and mature. Borrower's assets do not and, immediately following the execution and delivery of the Loan Documents will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Borrower does not intend to, and does not believe that it will, incur debts and liabilities (including, without limitation, contingent liabilities and other commitments) beyond its ability to pay such debts as they mature (taking into account the timing and amounts to be payable on or in respect of obligations of Borrower).

3.25    Management Agreement.    As of the Closing Date, a Management Agreement with respect to the operation of the Facility does not exist.

3.26    Representations and Warranties.    Borrower agrees that its representations and warranties and covenants contained herein are true and correct as of the date hereof and shall survive closing of the Loan and the assignment and delivery of the Loan to Investor. Borrower agrees that Investor shall be a third party beneficiary of the representations, warranties and covenants set forth herein.

3.27    Lease Agreement.    The Lease Agreement is in full force and effect and there are no defaults (either monetary or nonmonetary) by Borrower or Lessee thereunder. Pursuant to the Lease Agreement, Lessee is obligated to operate and manage the Facility. Borrower has not entered into any other Lease Agreement with respect to the lease and operation of the Facility.

ARTICLE IV

AFFIRMATIVE COVENANTS OF BORROWER

Borrower agrees with and covenants unto the Lender that until the Loan Obligations have been paid in full, Borrower shall:

4.1    Payment of Loan/Performance of Loan Obligations.    Duly and punctually pay or cause to be paid the principal and interest of the Note in accordance with its terms and duly and punctually pay and perform or cause to be paid or performed all Loan Obligations hereunder and under the other Loan Documents.

4.2    Maintenance of Existence.    Maintain its existence as a Delaware limited liability company, and, in each jurisdiction in which the character of the property owned by it or in which the transaction of its business makes qualification necessary, maintain good standing.

4.3    Maintenance of Single Purpose.    Maintain its existence as a Single Purpose Entity.

4.4    Accrual and Payment of Taxes.    During each fiscal year, make accurate provision for the payment of all current tax liabilities of all kinds (including, without limitation, federal and state income taxes, franchise taxes, payroll taxes, provider taxes (to the extent necessary to participate in and receive maximum funding pursuant to Reimbursement Contracts) and Taxes (as defined in the Deed of Trust)), all required withholding of income taxes of employees, all required old age and unemployment contributions, and all required payments to employee benefit plans, and pay the same when they become due.

4.5    Insurance.    Maintain the following insurance coverages with respect to the Property and the Facility:

a.    Insurance against loss or damage by fire, casualty and other hazards as now are or subsequently may be covered by an "all risk" policy or a policy covering "special" causes of loss, with such endorsements as Lender may from time to time reasonably require and which are customarily required by institutional lenders of similar properties similarly situated, including, without limitation, building ordinance law, lightning, windstorm, civil commotion, hail, riot, strike, water damage, sprinkler leakage, collapse, malicious mischief, explosion, smoke, aircraft, vehicles, vandalism, falling objects and weight of snow, ice or sleet, and covering the Facility in an amount equal to 100% of the full insurable replacement value of the Facility (exclusive of footings and foundations below the lowest basement floor) without deduction for depreciation. The determination of the replacement cost amount shall be adjusted annually to comply with the requirements of the insurer issuing the coverage or, at Lender's election, by reference to such indexes, appraisals or information as Lender determines in its reasonable discretion, and, unless the insurance required by this paragraph shall be effected by blanket and/or umbrella policies in accordance with the requirements of this Agreement, the policy shall include inflation guard coverage that ensures that the policy limits will be increased over time to reflect the effect of inflation. Each policy shall, subject to Lender's approval, contain (i) a replacement cost endorsement, without deduction for depreciation, (ii) either an agreed amount endorsement or a waiver of any co-insurance provisions, and (iii) an ordinance or law coverage or enforcement endorsement if the Improvements or the use of the Property constitutes any legal nonconforming structures or uses, and shall provide for deductibles in such amounts as Lender may permit in its sole discretion.

b.    Commercial general liability insurance under a policy containing "Comprehensive General Liability Form" of coverage (or a comparably worded form of coverage) and the "Broad Form CGL" endorsement (or a policy which otherwise incorporates the language of such endorsement), providing coverage on an occurrence (not "claims made") basis, which policy shall include, without limitation, coverage against claims for personal injury, bodily injury, death and property damage liability with respect to the Facility and the operations related thereto, whether on or off the Property, and the following coverages: Employee as Additional Insured, Product Liability/Completed Operations; Broad Form Contractual Liability, Independent Contractor, Personal Injury and Advertising Injury Protection, Medical Payment (with a minimum limit of $5,000 per person), Broad Form Cross Suits Liability Endorsement, where applicable, hired and non-owned automobile coverage (including rented and leased vehicles), and, if any alcoholic beverages shall be sold, manufactured or distributed in the Facility, liquor liability coverage, all of which shall be in such amounts as Lender may from time to time reasonably require, but not less than One Million Dollars ($1,000,000) per occurrence, Three Million Dollars ($3,000,000) in the aggregate and with umbrella coverage not less than Five Million Dollars ($5,000,000). If such policy shall cover more than one property, such limits shall apply on a "per location" basis. If any elevators, health club facilities or swimming pools are located at the Facility, the foregoing amounts shall be increased to Three Million Dollars ($3,000,000), Six Million Dollars ($6,000,000) and Ten Million Dollars ($10,000,000), respectively. Such liability policy shall delete the contractual exclusion under the personal injury coverage, if possible, and if available, shall include the following endorsements: Notice of Accident, Knowledge of Occurrence, and Unintentional Error and Omission.

c.    Professional liability insurance coverage in an amount equal to not less than One Million Dollars ($1,000,000) per occurrence and Three Million Dollars ($3,000,000) in the aggregate and insuring Borrower for acts occurring prior to the date of the Loan.

d.    Business interruption insurance (i) covering the same perils of loss as are required to be covered by the property insurance required under Section 4.5(a) above, (ii) in an amount equal to the projected annual net income from the Facility plus carrying costs and extraordinary expenses of the Property for a period of twelve (12) months, based upon Borrower's reasonable estimate thereof as approved by Lender, (iii) including either an agreed amount endorsement or a waiver of any co-insurance provisions, so as to prevent Borrower, Lender and any other insured thereunder from being a co-insurer, and (iv) providing that any covered loss thereunder shall be payable to Lender.

e.    During the period of any new construction on the Premises, a so-called "Builder's All-Risk Completed Value" or "Course of Construction" insurance policy in non-reporting form for any improvements under construction, including, without limitation, for demolition and increased cost of construction or renovation, in an amount equal to 100% of the estimated replacement cost value on the date of completion, including "soft cost" coverage, and Workers' Compensation Insurance covering all persons engaged in such construction, in an amount at least equal to the minimum required by law. In addition, each contractor and subcontractor shall be required to provide Lender with a certificate of insurance for (i) workers' compensation insurance covering all persons engaged by such contractor or subcontractor in such construction in an amount at least equal to the minimum required by law, and (ii) general liability insurance showing minimum limits of at least $5,000,000, including coverage for products and completed operations. Each contractor and subcontractor also shall cover Borrower and Lender as an additional insured under such liability policy and shall indemnify and hold Borrower and Lender harmless from and against any and all claims, damages, liabilities, costs and expenses arising out of, relating to or otherwise in connection with its performance of such construction.

f.    If the Facility contains steam boilers, steam pipes, steam engines, steam turbines or other high pressure vessels, insurance covering the major components of the central heating, air conditioning and ventilating systems, boilers, other pressure vessels, high pressure piping and machinery, elevators and escalators, if any, and other similar equipment installed in the Improvements, in an amount equal to one hundred percent (100%) of the full replacement cost of the Facility, which policies shall insure against physical damage to and loss of occupancy and use of the Improvements arising out of an accident or breakdown covered thereunder.

g.    Flood insurance with a deductible not to exceed Three Thousand Dollars ($3,000), or such greater amount as may be satisfactory to Lender in its sole discretion, and in an amount equal to the full insurable value of the Facility or the maximum amount available, whichever is less, if the Facility is located in an area designated by the Secretary of Housing and Urban Development or the Federal Emergency Management Agency as having special flood hazards.

h.    Workers' compensation insurance or other similar insurance which may be required by governmental authorities or applicable legal requirements in an amount at least equal to the minimum required by law, and employer's liability insurance with a limit of One Million Dollars ($1,000,000) per accident and per disease per employee, and Three Million Dollars ($3,000,000) in the aggregate for disease arising in connection with the operation of the Property.

i.    Such other insurance coverages, in such amounts, and such other forms and endorsements, as may from time to time be required by Lender and which are customarily required by institutional lenders to similar properties, similarly situated, including, without limitation, coverages against other insurable hazards (including, by way of example only, earthquake, sinkhole and mine subsidence), which at the time are commonly insured against and generally available.

j.    All insurance required under this Section 4.5 shall have a term of not less than one year and shall be in the form and amount and with deductibles as, from time to time, shall be reasonably acceptable to Lender, under valid and enforceable policies issued by financially responsible insurers either licensed to transact business in the State where the Facility is located, or obtained through a duly authorized surplus lines insurance agent or otherwise in conformity with the laws of such State, with (a) a rating of not less than the third (3rd) highest rating category by either Standard & Poor's Ratings Group, Duff & Phelps Credit Rating Co., Moody's Investors Service, Inc., Fitch Investors Service, Inc. or any successors thereto, or (b) an A:V rating in Best's Key Rating Guide; provided, however, that if the initial principal balance of the Loan is greater than Seven Million Five Hundred Thousand Dollars ($7,500,000.00), such insurer must, in lieu of such Best's rating, have a long term senior debt rating of at least "A" by Standard & Poor's Ratings Group. Originals or certified copies of all insurance policies shall be delivered to and held by Lender. All such policies shall name Lender as an additional insured, shall provide for loss payable solely to Lender and shall contain: (i) standard "non-contributory mortgagee" endorsement or its equivalent relating, inter alia, to recovery by Lender notwithstanding the negligent or willful acts or omissions of Borrower and notwithstanding (a) occupancy or use of the Facility for purposes more hazardous than those permitted by the terms of such policy, (b) any foreclosure or other action taken by Lender pursuant to the Deed of Trust upon the occurrence of an Event of Default, or (c) any change in title or ownership of the Facility; and (ii) a provision that such policies shall not be canceled or amended, including, without limitation, any amendment reducing the scope or limits of coverage, or failed to be renewed, without at least thirty (30) days prior written notice to Lender in each instance. With respect to insurance policies which require payment of premiums annually, not less than thirty (30) days prior to the expiration dates of the insurance policies obtained pursuant to this Agreement, Borrower shall pay such amount, except to the extent Lender is escrowing sums therefor pursuant to the Loan Documents. Not less than thirty (30) days prior to the expiration dates of the insurance policies obtained pursuant to this Agreement, originals or certified copies of renewals of such policies (or certificates evidencing such renewals) bearing notations evidencing the payment of premiums or accompanied by other evidence satisfactory to Lender of such payment, which premiums shall not be paid by Borrower through or by any financing arrangement, shall be delivered by Borrower to Lender. Borrower shall not carry separate insurance, concurrent in kind or form or contributing in the event of loss, with any insurance required under this Section 4.5. If the limits of any policy required hereunder are reduced or eliminated due to a covered loss, Borrower shall pay the additional premium, if any, in order to have the original limits of insurance reinstated, or Borrower shall purchase new insurance in the same type and amount that existed immediately prior to the loss.

k.    If Borrower fails to maintain and deliver to Lender the original policies or certificates of insurance required by this Agreement, Lender may, at its option, procure such insurance and Borrower shall pay or, as the case may be, reimburse Lender for, all premiums thereon promptly, upon demand by Lender, with interest thereon at the Default Rate from the date paid by Lender to the date of repayment and such sum shall constitute a part of the Loan Obligations.

l.    The insurance required by this Agreement may, at the option of Borrower, be effected by blanket and/or umbrella policies issued to Borrower or to an Affiliate of Borrower covering the Facility and the properties of such Affiliate; provided that, in each case, the policies otherwise comply with the provisions of this Agreement and allocate to the Facility, from time to time, the coverage specified by this Agreement, without possibility of reduction or coinsurance by reason of, or damage to, any other property (real or personal) named therein. If the insurance required by this Agreement shall be effected by any such blanket or umbrella policies, Borrower shall furnish to Lender original policies or certified copies thereof, with schedules attached thereto showing the amount of the insurance provided under such policies which is applicable to the Facility.

m.    Neither Lender nor its agents or employees shall be liable for any loss or damage insured by the insurance policies required to be maintained under this Agreement; it being understood that (i) Borrower shall look solely to its insurance company for the recovery of such loss or damage, (ii) such insurance company shall have no rights of subrogation against Lender, its agents or employees, and (iii) Borrower shall use its best efforts to procure from such insurance company a waiver of subrogation rights against Lender. If, however, such insurance policies do not provide for a waiver of subrogation rights against Lender (whether because such a waiver is unavailable or otherwise), then Borrower hereby agrees, to the extent permitted by law and to the extent not prohibited by such insurance policies, to waive its rights of recovery, if any, against Lender, its agents and employees, whether resulting from any damage to the Facility, any liability claim in connection with the Facility or otherwise. If any such insurance policy shall prohibit Borrower from waiving such claims, then Borrower must obtain from such insurance company a waiver of subrogation rights against Lender.

n.    Lender may make the net proceeds of insurance or condemnation (after payment of Lender's reasonable costs and expenses) available to Borrower for Borrower's repair, restoration and replacement of the Improvements, Equipment and Inventory damaged or taken on the following terms and subject to Borrower's satisfaction of the following conditions:

(a)    The aggregate amount of all such proceeds shall not exceed the aggregate amount of all such Loan Obligations.

(b)    At the time of such loss or damage and at all times thereafter while Lender is holding any portion of such proceeds, there shall exist no Default or Event of Default;

(c)    The Improvements, Equipment, and Inventory for which loss or damage has resulted shall be capable of being restored to its preexisting condition and utility in all material respects with a value equal to or greater than that which existed prior to such loss or damage and such restoration shall be capable of being completed prior to the earlier to occur of (i) the expiration of business interruption insurance as determined by an independent inspector or (ii) the Maturity Date;

(d)    Within thirty (30) days from the date of such loss or damage Borrower shall have given Lender a written notice electing to have the proceeds applied for such purpose;

(e)    Within sixty (60) days following the date of notice under the preceding subparagraph (c) and prior to any proceeds being disbursed to Borrower, Borrower shall have provided to Lender all of the following:

(i)    complete plans and specifications for restoration, repair and replacement of the Improvements, Equipment and Inventory damaged to the condition, utility and value required by (b) above,

(ii)    if loss or damage exceeds $50,000, fixed-price or guaranteed maximum cost bonded construction contracts for completion of the repair and restoration work in accordance with such plans and specifications,

(iii)    builder's risk insurance for the full cost of construction with Lender named under a standard mortgagee loss-payable clause,

(iv)    such additional funds as in Lender's reasonable opinion are necessary to complete such repair, restoration and replacement, and

(v)    copies of all permits and licenses necessary to complete the work in accordance with the plans and specifications;

(f)    Lender may, at Borrower's expense, retain an independent inspector to review and approve plans and specifications and completed construction and to approve all requests for disbursement, which approvals shall be conditions precedent to release of proceeds as work progresses;

(g)    No portion of such proceeds shall be made available by Lender for architectural reviews or for any other purposes which are not directly attributable to the cost of repairing, restoring or replacing the Improvements, Equipment and Inventory for which a loss or damage has occurred unless the same are covered by such insurance;

(h)    Borrower shall diligently pursue such work and shall complete such work prior to the earlier to occur of the expiration of business interruption insurance or the Maturity Date;

(i)    The Facility continues to achieve the Debt Service Coverage requirements set forth in Section 4.13 below;

(j)    Each disbursement by Lender of such proceeds and deposits shall be funded subject to conditions and in accordance with disbursement procedures which a commercial construction lender would typically establish in the exercise of sound banking practices and shall be made only upon receipt of disbursement requests on an AIA G702/703 form (or similar form approved by Lender) signed and certified by Borrower and, if required by the Lender, its architect and general contractor with appropriate invoices and lien waivers as required by Lender;

(k)    Lender shall have a first lien security interest in all building materials and completed repair and restoration work and in all fixtures and equipment acquired with such proceeds, and Borrower shall execute and deliver such mortgages, deeds of trust, security agreements, financing statements and other instruments as Lender shall request to create, evidence, or perfect such lien and security interest; and

(1)    In the event and to the extent such proceeds are not required or used for the repair, restoration and replacement of the Improvements, Equipment and Inventory for which a loss or damage has occurred, or in the event Borrower fails to timely make the election to have insurance proceeds applied to the restoration of the Improvements, Equipment, or Inventory, or, having made such election, fails to timely comply with the terms and conditions set forth herein, or, if the conditions set forth herein for such application are otherwise not satisfied, then Lender shall be entitled without notice to or consent from Borrower to apply such proceeds, or the balance thereof, at Lender's option either (i) to the full or partial payment or prepayment of the Loan Obligations (without premium) in the manner aforesaid, or (ii) to the repair, restoration and/or replacement of all or any part of such Improvements, Equipment and Inventory for which a loss or damage has occurred.

o.    Borrower appoints Lender as Borrower's attorney-in-fact to cause the issuance of or an endorsement of any insurance policy to bring Borrower into compliance herewith and, as limited above, at Lender's sole option, to make any claim for, receive payment for, and execute and endorse any documents, checks or other instruments in payment for loss, theft, or damage covered under any such insurance policy; however, in no event will Lender be liable for failure to collect any amounts payable under any insurance policy.

4.6    Financial and Other Information.    Provide Lender, or cause the Manager and/or Lessee to provide to Lender, at its address set forth in Section 8.7 and at GMAC Commercial Mortgage Corporation, 55 S. Lake Avenue, Suite 230, Pasadena, California 91101-2602, the following financial statements and information on a continuing basis during the term of the Loan:

a.    Within ninety (90) days after the end of each fiscal year of the Facility and the Borrower (if different from the Facility) and the Guarantor, respectively, (i) unaudited financial statements of the operations of the Facility, and (ii) audited financial statements of the Borrower and the Guarantor, respectively, prepared by a nationally recognized accounting firm or independent certified public accountant acceptable to Lender, which statements shall be prepared in accordance with GAAP, and shall include a balance sheet and a statement of income and expenses for the year then ended, certified by a financial officer of Borrower or the Guarantor, as the case may be, to be true and correct.

b.    Within ninety (90) days after the end of each fiscal year of the Manager or Lessee, as the case may be, unaudited financial statements of the Manager or Lessee prepared by a nationally recognized accounting firm or independent certified public accountant acceptable to Lender, which statements shall be prepared in accordance with GAAP, and shall include a balance sheet and a statement of income and expenses for the year then ended, and, shall be certified as true and correct in all material respects by a financial officer of the Manager or Lessee, as the case may be.

c.    Within forty-five (45) days after the end of each fiscal quarter of the Facility and Borrower (if different from the Facility), unaudited financial statements of the operations of the Facility and Borrower prepared in accordance with GAAP, which statements shall include a balance sheet and statement of income and expenses for the quarter then ended, and occupancy and patient day statistics, and shall be certified as true and correct in all material respects by a financial officer of Borrower to be true and correct.

d.    Within forty-five (45) days after the end of each fiscal quarter of the Manager or Lessee, as the case may be, and the Guarantor, unaudited financial statements of the Manager or Lessee and the Guarantor, respectively, prepared in accordance with GAAP, which shall include a balance sheet and statement of income and expenses for the quarter then ended, and shall be certified as true and correct in all material respects by a financial officer of the Manager, Lessee or the Guarantor, as the case may be, to be true and correct.

e.    Within forty-five (45) days of the end of each calendar quarter, a statement of the number of bed days available and the actual patient days incurred for the quarter, together with quarterly census information of the Facility as of the end of such quarter in sufficient detail to show patient-mix (i.e., private, Medicare, Medicaid, and V.A.) on a daily average basis for such year through the end of such quarter, certified by the chief financial officer of Borrower or Manager or Lessee, as the case may be, to be true and correct. Such statements of the Facility shall be accompanied by the Summary of Financial Statements and Census Data attached hereto as Exhibit "D".

f.    Within thirty (30) days after the filing deadline, as may be extended from time to time, copies of all federal, state and local tax returns of Borrower and Guarantor, together with all supporting documentation and required schedules.

g.    Within ten (10) days of filing or receipt, all Medicare and/or Medicaid cost reports and any amendments thereto filed with respect to the Facility, and all responses, audit reports, or other inquiries with respect to such cost reports.

h.    Within ten (10) days of receipt, a copy of the Medicaid Rate Calculation Worksheet (or the equivalent thereof) issued by the appropriate Medicaid Agency for the Facility.

i.    Within ten (10) days of receipt, copies of all licensure and certification survey reports and statements of deficiencies (with plans of correction attached thereto).

j.    Within three (3) days of receipt, any and all notices (regardless of form) from any and all licensing and/or certifying agencies that the Facility license and/or the Medicare and/or Medicaid certification of the Facility is being downgraded to a substandard category, revoked, or suspended or that any such action is pending or being considered.

k.    Upon Lender's request, evidence of payment by Borrower or Manager or Lessee of any applicable provider bed taxes or similar taxes, which taxes Borrower agrees to pay.

l.    Within one hundred twenty (120) days, and more frequently if requested by Lender, an aged accounts receivable report of the Facility in sufficient detail to show amounts due from each class of patient-mix (i.e., private, Medicare, Medicaid and V.A.) by the account age classifications of 30 days, 60 days, 90 days, 120 days, and over 120 days.

m.    Within forty-five (45) days of the end of each calendar quarter, a certificate of the chief financial officer of the Borrower confirming compliance with the covenants and requirements set forth above.

n.    The Lender reserves the right to require that the annual financial statements of the Borrower and the Manager or Lessee be audited and prepared by a nationally recognized accounting firm or independent certified public accountant acceptable to Lender if (i) an Event of Default exists, (ii) if required by internal policy or by any investor in any securities backed in whole or in part by the Loan or any rating agency rating such securities, or (iii) if Lender has reasonable grounds to believe that the unaudited financial statements do not accurately represent the financial condition of the Borrower or the Manager or Lessee, as the case may be.

o.    The Lender further reserves the right to require such other financial information of Borrower, Guarantor, Manager, the Facility and/or the Lessee in such form and at such other times (including monthly or more frequently) as Lender shall deem necessary, and Borrower agrees promptly to provide or to cause to be provided, such information to Lender. All financial statements must be in the form and detail as Lender may from time to time reasonably request.

4.7    Compliance Certificate.    At the time of furnishing the quarterly operating statements required under the foregoing Section, furnish to Lender a compliance certificate in the form attached hereto as Exhibit "E" executed by its chief financial officer.

4.8    Books and Records.    Keep and maintain at all times at the Facility or the management agent's offices, and upon Lender's request shall make available at the Facility, complete and accurate books of account and records (including copies of supporting bills and invoices) adequate to reflect correctly the results of the operation of the Facility, and copies of all written contracts, leases (if any), and other instruments which affect the Property, which books, records, contracts, leases (if any) and other instruments shall be subject to examination and inspection at any reasonable time by Lender (upon reasonable advance notice, which for such purposes only may be given orally, except in the case of an emergency or following an Event of Default, in which case no advance notice shall be required) provided, however, that if an Event of Default has occurred and is continuing, Borrower shall deliver to Lender upon written demand all books, records, contracts, leases (if any) and other instruments relating to the Facility or its operation and Borrower authorizes Lender to obtain a credit report on Borrower at any time.

4.9    Payment of Indebtedness.    Duly and punctually pay or cause to be paid all other Indebtedness now owing or hereafter incurred by Borrower in accordance with the terms of such Indebtedness, except such Indebtedness owing to those other than Lender which is being contested in good faith and with respect to which any execution against properties of Borrower has been effectively stayed and for which reserves and collateral for the payment and security thereof have been established as determined by Lender in its sole discretion.

4.10    Records of Accounts.    Maintain all records, including records pertaining to the Accounts of Borrower, at the chief executive office of Borrower as set forth in this Agreement.

4.11    Conduct of Business.    Conduct, or cause the Manager or Lessee, as the case may be, to conduct the operation of the Facility at all times in a manner consistent with the level of operation of the Facility as of the date hereof, including without limitation, the following:

a.    to maintain the standard of care for the patients of the Facility at all times at a level necessary to ensure quality care for the patients of the Facility in accordance with customary and prudent industry standards;

b.    to operate the Facility in a prudent manner and in compliance with applicable laws and regulations relating thereto and cause all Permits, Reimbursement Contracts, and any other agreements necessary for the use and operation of the Facility or as may be necessary for participation in the Medicaid, Medicare, or other applicable reimbursement programs to remain in effect without reduction in the number of licensed beds or beds authorized for use in the Medicaid, Medicare, or other applicable reimbursement programs;

c.    to maintain sufficient Inventory and Equipment of types and quantities at the Facility to enable Borrower adequately to perform operations of the Facility;

d.    to keep all Improvements and Equipment located on or used or useful in connection with the Facility in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all needed and proper repairs, renewals, replacements, additions, and improvements thereto to keep the same in good operating condition;

e.    to maintain sufficient cash in the operating accounts of the Facility in order to satisfy the working capital needs of the Facility; and

f.    to keep all required Permits current and in full force and effect.

4.12    Periodic Surveys.    Furnish or cause Manager or Lessee, as the case may be, to furnish to Lender within twenty (20) days of receipt a copy of any Medicare, Medicaid, or other licensing agency survey or report and any statement of deficiencies and/or any other report indicating that any action is pending or being considered to downgrade the Facility to a substandard category, and within the time period required by the particular agency for furnishing a plan of correction also furnish or cause to be furnished to Lender a copy of the plan of correction generated from such survey or report for the Facility, and correct or cause to be corrected any deficiency, the curing of which is a condition of continued licensure or for full participation in Medicaid, Medicare or other reimbursement program pursuant to any Reimbursement Contract for existing patients or for new patients to be admitted with Medicaid or Medicare coverage, by the date required for cure by such agency (plus extensions granted by such agency).

4.13    Debt Service Coverage Requirements.

a.    Achieve (commencing with the closing of the Loan), and, within forty-five (45) days after the end of each fiscal quarter of Borrower, provide evidence satisfactory to the Lender of the achievement of, the following Debt Service Coverage for the Facility ratios:

(i)    a Debt Service Coverage for the Facility, after deduction of Actual Management Fees, of not less than 1.0 over 1.0 based on a rolling twelve (12) month period;

(ii)    a Debt Service Coverage for the Facility, after deduction of Assumed Management Fees, of not less than 1.2 over 1.0 based on a rolling twelve (12) month period; and

(iii)    in the event the Facility is both operated and managed by Lessee, a Debt Service Coverage for the Facility of not less than 1.25 over 1.0 based on a rolling twelve (12) month period.

b.    If Borrower fails to achieve or provide evidence of achievement of the Debt Service Coverage for the Facility, upon fifteen (15) days written notice to Borrower, Borrower will deposit with Lender additional cash or other liquid collateral in an amount which, when added to the first number of the debt service coverage calculation, would have resulted in the noncomplying debt service coverage requirement having been satisfied. If such failure continues for two (2) consecutive quarters, on the third consecutive quarter, if Borrower again fails to achieve or provide evidence of the achievement of the Debt Service Coverages for the Facility required above, upon fifteen (15) days written notice to Borrower, Borrower will deposit with Lender additional cash or other liquid collateral (with credit for amounts currently being held by Lender pursuant to the foregoing sentence), in an amount which, if the same had been applied on the first day of the first quarter for which such noncompliance of the debt service coverage requirement occurred to reduce the outstanding principal indebtedness of the Loan Obligations, would have resulted in the noncomplying debt service coverage requirement having been satisfied, and Borrower agrees promptly to provide such additional cash or other liquid collateral. Such additional Collateral will be held by the Lender in a standard custodial account, and shall constitute additional collateral for the Loan Obligations and an "Account" as defined in this Agreement, and, upon the occurrence of an Event of Default, may be applied by the Lender, in such order and manner as the Lender may elect, to the reduction of the Loan Obligations. Borrower shall not be entitled to any interest earned on such additional Collateral. Provided that there is no outstanding Default or Event of Default, such additional Collateral which has not been applied to the Loan Obligations will be released by the Lender at such time as Borrower provides the Lender with evidence that the required debt service coverage requirements outlined above have been achieved and maintained (without regard to any cash deposited pursuant to this Section 4.13) as of the end of each of two (2) consecutive quarters.

4.15    Occupancy.    Maintain or cause to be maintained at all times a daily average annual occupancy for the Facility of eighty five percent (85%) or higher.

4.16    Capital Expenditures.    Maintain the Facility in good condition and make minimum capital expenditures for the Facility in each fiscal year in the amount of $250 per bed for such capital expenditures as set forth on Exhibit "H" (which capital expenditures may also include those necessary for ordinary repairs and routine maintenance), and, within forty-five (45) days of the end of such fiscal year, provide evidence thereof satisfactory to Lender. In the event that Borrower shall fail to do so, Borrower shall, upon Lender's written request, immediately establish and maintain a capital expenditures reserve fund with Lender equal to the difference between the required amount per bed and the amount per bed actually spent by the Borrower. Borrower grants to Lender a right of setoff against all moneys in the capital expenditures reserve fund, and Borrower shall not permit any other Lien to exist upon such fund. The proceeds of such capital expenditures reserve fund will be disbursed monthly upon Lender's receipt of satisfactory evidence that Borrower has made the required capital expenditures. Upon Borrower's failure to adequately maintain the Facility in good condition, Lender may, but shall not be obligated to, make such capital expenditures and may apply the moneys in the capital expenditures reserve fund for such purpose. To the extent there are insufficient moneys in the capital expenditures reserve fund for such purposes, all funds advanced by Lender to make such capital expenditures shall constitute a portion of the Loan Obligations, shall be secured by the Deed of Trust and shall accrue interest at the Default Rate until paid. Upon an Event of Default, Lender may apply any moneys in the capital expenditures reserve fund to the Loan Obligations, in such order and manner as Lender may elect. For any partial fiscal year during which the Loan is outstanding, the required expenditure amount shall be prorated by multiplying the total of the required amount per bed by a fraction, the numerator of which is the number of days during such year for which all or part of the Loan is outstanding and the denominator of which is the number of days in such year.

4.17    Lease Agreement and Management Agreement.    Within ninety (90) days from the Closing Date, enter into a lease agreement, in form and substance as approved by Lender, with an Affiliate of Borrower, approved by Lender as lessee. Immediately thereafter, Borrower shall (i) execute and cause such lessee to execute and deliver to Lender a subordination and attornment agreement and lessee security agreement, in the forms attached hereto as Exhibit "G", and UCC-1 Financing Statement(s) as required by Lender, (ii) cause such lessee to enter into a management agreement, in form and substance as approved by Lender, with Manager, (iii) cause Manager to execute and deliver to Lender a subordination of management agreement, collateral assignment of management agreement and certificate and agreement regarding management agreement, in the forms attached hereto as Exhibit "I". Borrower shall bear all costs, fees and expenses (including actual attorneys' fees and expenses of counsel for Lender) in connection with the preparation of the above documents (including any amendments hereafter made), and in connection with any modifications thereto and the recording and filing of any such documents. Borrower shall maintain the Lease Agreement in full force and effect and timely perform all of Borrower's obligations thereunder and enforce performance of all obligations of the Lessee's thereunder and not permit the termination, amendment or assignment of the Lease Agreement unless the prior written consent of Lender is first obtained, which consent may be in the sole and absolute discretion of Lender. Borrower will not enter into any other lease agreement or any management agreement without Lender's prior written consent, which consent shall not be unreasonably withheld, which consent may be in the sole and absolute discretion of Lender.

4.18    Updated Appraisals.    For so long as the Loan remains outstanding, if any Event of Default shall occur hereunder, or if, in Lender's judgment, a material depreciation in the value of the Property shall have occurred, then in any such event, Lender may cause the Property to be appraised by an appraiser selected by Lender, and in accordance with Lender's appraisal guidelines and procedures then in effect, and Borrower agrees to cooperate in all respects with such appraisals and furnish to the appraisers all requested information regarding the Property and the Facility. Borrower agrees to pay all reasonable costs incurred by Lender in connection with such appraisal which costs shall be secured by the Deed of Trust and shall accrue interest at the Default Rate until paid.

4.19    Comply with Covenants and Laws.    Comply, in all material respects, with all applicable covenants and restrictions of record and all laws, ordinances, rules and regulations and keep the Facility and the Property in compliance with all applicable laws, ordinances, rules and regulations, including, without limitation, the Americans with Disabilities Act and regulations promulgated thereunder, and laws, ordinances, rules and regulations relating to zoning, health, building codes, setback requirements, Medicaid and Medicare laws and keep the Permits for the Facility in full force and effect.

4.20    Taxes and Other Charges.    Subject to Borrower's right to contest the same as set forth in Section 9(c) of the Deed of Trust, pay all taxes, assessments, charges, claims for labor, supplies, rent, and other obligations which, if unpaid, might give rise to a Lien against property of Borrower, except Liens to the extent permitted by this Agreement.

4.21    Commitment Letter.    Provide all items and pay all amounts required by the Commitment Letter. If any term of the Commitment Letter shall conflict with the terms of this Agreement, this Agreement shall govern and control. As to any matter contained in the Commitment Letter, and as to which no mention is made in this Agreement or the other Loan Documents, the Commitment Letter shall continue to be in effect and shall survive the execution of this Agreement and all other Loan Documents.

4.22    Certificate.    Upon Lender's written request, furnish Lender with a certificate stating that Borrower has complied with and is in compliance with all terms, covenants and conditions of the Loan Documents to which Borrower is a party and that there exists no Default or Event of Default or, if such is not the case, that one or more specified events have occurred, and that the representations and warranties contained herein are true and correct with the same effect as though made on the date of such certificate.

4.23    Notice of Fees or Penalties.    Immediately notify Lender, upon Borrower's knowledge thereof, of the assessment by any state or any Medicare, Medicaid, health or licensing agency of any fines or penalties against Borrower, Manager, Lessee or the Facility.

4.24    [Intentionally Omitted.]

4.25    [Intentionally Omitted.]

4.26    [Intentionally Omitted.]

4.27    Loan Closing Certification.    Immediately notify Lender, in writing, in the event any representation, warranty or covenant contained herein or in that certain Loan Closing Certification, executed by Borrower for the benefit of Lender of even date herewith, becomes untrue or there shall have been any material adverse change in any such representation, warranty or covenant.

4.28    Default Under the Lease Agreement.    Immediately notify Lender, in writing, of the occurrence of any of the following events:

a.    an event of default under the Lease Agreement which is not cured within any applicable cure period provided under the Lease Agreement;

b.    an Event of Default under the Loan arising from the failure to be corrected within the time deadlines set by applicable Medicare, Medicaid, or other licensing agency which results in a termination of the Medicaid or Medicare contract or a termination (summary or otherwise) of the Facility's license, irrespective of whether or not an appeal from such action has been filed; or

c.    an Event of Default under the Loan arising from a ban on new admissions generally or on admission of patients otherwise qualifying for Medicaid or Medicare coverage, which is not corrected within the time deadlines set by applicable Medicaid, Medicare, or other licensing agency (including any extensions granted by, or plans of correction accepted by, such agencies).

4.29    Offsite Parking.    Borrower as permittee under that certain Permit Agreement, dated August 3, 1998, by and between Borrower and Public Utility District No. 1 of Grays Harbor County, Washington, a municipal corporation, for offsite parking spaces located adjacent to the Property shall not, directly or indirectly, allow, suffer or cause any person or entity to do any of the following things, without the prior written consent of Beneficiary, with respect to said Permit Agreement:

a.    Terminate the Permit Agreement;

b.    Accept a surrender of the Permit Agreement;

c.    Increase the amount of rent, postpone the payment of rent or fail to make timely and full payments of rent or in any way modify the rental conditions and terms of the Permit Agreement;

d.    Amend the Permit Agreement;

e.    Grant any concession in connection with the Permit Agreement;

f.    Consent to an assignment of Borrower's interest in the Permit Agreement;

g.    Allow the renewal option to lapse or fail to renew the Permit Agreement; or

h.    Fail to perform any of the terms and conditions of the Permit Agreement.

ARTICLE V

NEGATIVE COVENANTS OF BORROWER

Until the Loan Obligations have been paid in full, Borrower shall not:

5.1    Assignment of Licenses and Permits.    Assign or transfer any of its interest i e Permits, or Reimbursement Contracts (including rights to payment thereunder) pertain in, or the Facility, or assign, transfer, or remove or permit any other person to assign, transfer, remove any records pertaining to the Facility including, without limitation, patient records medical and clinical records (except for removal of such patient records as directed by their patients owning such records), without Lender's prior written consent, which consent may be:ranted or refused in Lender's sole discretion.

5.2    No Liens; Exceptions.    Create, incur, assume or suffer o exist any Lien upon or with respect to the Facility or any of its properties, rights, income o other assets relating thereto, including, without limitation, the Collateral, whether now own; a or hereafter acquired, other than the following permitted Liens ("Permitted Encumbrances".

a.    Liens at any time existing in favor of the Lender;

b.    Liens which are listed in Exhibit "F" attached hereto;

c.    Inchoate Liens arising by operation of law for the purchase of labor, services, materials, equipment or supplies, pro ded payment shall not be delinquent and, if such Lien is a lien upon any of the Property or improvements, such Lien must be fully disclosed to Lender and bonded off and removed from e Property and Improvements within thirty (30) days of its creation in a manner satisfactory to Lender;

d.    Liens incurred in the ordinary course of business in connection with workers' compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, leases and contracts (other than for money borrowed or credit received with respect to property acquired) entered into in the ordinary course of b mess as presently conducted or to secure obligations for surety or appeal bonds; and

e.    Liens for current year's taxes, assessments or governmental charges or levies not yet due, and payable.

5.3    Merger, Consolidation, Etc.    Except as otherwise provided in the Deed of Trust, consume any merger, consolidation or similar transaction, or sell, assign, lease or otherwise dispose (whether in one transaction or in a series of transactions), all or substantially all of its asset whether now or hereafter acquired), without the prior written consent of the Lender, which consent may be granted or refused in Lender's sole discretion.

5.4    Maintain Single-Purpose Entity Status.

a.    Dissolve or terminate or materially amend the terms of its certificate of incorporation, articles of organization, operating agreement or partnership agreement, as applicable, the terms of which require Borrower to be a Single-Purpose Entity;

b.    Enter into any transaction of merger or consolidation, or liquidate or dissolve itself (or suffer any liquidation or dissolution), or acquire by purchase or otherwise all or substantially all the business or assets of, or any Stock or other evidence of beneficial ownership of, any Person;

c.    Guarantee or otherwise become liable on or in connection with any obligation of any other Person;

d.    At any time own any encumbered asset other than (i) the Property, and (ii) incidental personal property necessary for the operation of the Property;

e.    At any time be engaged directly or indirectly, in any business other than the ownership, management and operation of the Property;

f.    Enter into any contract or agreement with any general partner, principal, member or Affiliate of Borrower or any Affiliate of any general partner, principal or member of Borrower except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arm's-length basis with third parties other than an Affiliate;

g.    Incur, create or assume any indebtedness, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than (i) the Loan, and (ii) indebtedness which represents trade payables or accrued expenses incurred in the ordinary course of business of owning and operating the Property; no other debt will be secured (senior, subordinate or pari passu) by the Property;

h.    Make any loans or advances to any third party (including any Affiliate);

i.    Become insolvent or fail to pay its debts from its assets as the same shall become due;

j.    Fail to do all things necessary to preserve its existence as a Single-Purpose Entity, and will not, nor will any partner, limited or general, member or shareholder thereof, amend, modify or otherwise change Borrower's partnership certificate, partnership agreement, articles of organization, operating agreement, articles of incorporation or by-laws in a manner which adversely affects Borrower's existence as a Single-Purpose Entity;

k.    Fail to conduct and operate its business as presently conducted and operated;

l.    Fail to maintain books and records and bank accounts separate from those of its Affiliates, including its members, general partners or shareholders, as applicable;

m.    Fail to at all times hold itself out to the public as a legal entity separate and distinct from any other entity (including any Affiliate thereof, including the general partner or any member or shareholder of Borrower or any Affiliate of the general partner or any member or shareholder of Borrower, as applicable);

n.    Fail to file its own tax returns;

o.    Fail to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;

p.    Seek the dissolution or winding up, in whole or in part, of Borrower;

q.    Commingle the funds and other assets of Borrower with those of any general partner, any member, any shareholder, any Affiliate or any other Person;

r.    Fail to maintain its assets in such a manner that it is not costly or difficult to segregate, ascertain or identify its individual assets from those of any Affiliate or any other Person; and

s.    Hold itself out to be responsible for the debts or obligations of any other Person.

5.5    Change of Business.    Make any material change in the name of its business as it is being conducted as of the date hereof.

5.6    Changes in Accounting.    Change its methods of accounting, unless such change is permitted by GAAP, and provided such change does of have the effect of curing or preventing what would otherwise be an Event of Default or Default had such change not taken place.

5.7    ERISA Funding and Termination on Permit.    (a) the funding requirements of ERISA with respect to any employee plan to be less than the minimum required by ERISA at any time, or (b) any employee plan to be subject to involuntary termination proceedings at any time.

5.8    Transactions with Affiliates.    Enter into any transaction with any Affiliate of Borrower other than in the ordinary course of its business and on fair and reasonable terms no less favorable to Borrower the those it could obtain in a comparable arms-length transaction with a Person not an Affiliate.

5.9    Transfer of Ownership Interests.    Except as otherwise provided in the Deed of Trust, permit a change in the ownership interests of the Persons comprising the Borrower unless the written consent of the Lender is first obtained, which consent may be granted or refused in Lender's sole discretion.

5.10    Change of Use.    Alter or change the use of the Facility or permit any management agreement or lease for the Facility or enter into any operating lease for the Facility, unless Borrower first notifies Lender and provides Lender a copy of the proposed lease agreement or management agreement, obtains Lender's written consent thereto, which consent may be withheld in Lender's sole discretion, and obtains and provides Lender with a subordination agreement in form satisfactory to Lender, as determined by Lender in its sole discretion, from such manager or lessee subordinating to all rights of Lender.

5.11    Place of Business.    Change its chief executive office or its principal place of business without first giving Lender at least thirty (30) days prior written notice thereof and promptly providing Lender such information and amendatory financing statements as Lender may request in connection therewith.

5.12    Acquisitions.    Directly or indirectly, purchase, lease, manage, own, operate, or otherwise acquire any property or other assets (or any interest therein) which are not used in connection with the operation of the Facility.

5.13    Dividends, Distributions and Redemptions.    Except as hereinafter provided or as otherwise consented to by Lender in writing, declare or pay any distributions to its shareholders, members or partners, as applicable, or purchase, redeem, retire, or otherwise acquire for value, any ownership interests in Borrower now or hereafter outstanding, return any capital to its shareholders, members or partners, as applicable, or make any distribution of assets to its shareholders, members or partners, as applicable.

ARTICLE VI

ENVIRONMENTAL HAZARDS

6.1    Prohibited Activities and Conditions.    Except for matters covered by a written program of operations and maintenance approved in writing by Lender (an "O&M Program") or matters described in Section 6.2, Borrower shall not cause or permit any of the following:

a.    The presence, use, generation, release, treatment, processing, storage (including storage in above ground and underground storage tanks), handling, or disposal-of any Hazardous Materials in, on or under the Property or any Improvements;

b.    The transportation of any Hazardous Materials to, from, or across the Property;

c.    Any occurrence or condition on the Property or in the Improvements or any other property of Borrower that is adjacent to the Property, which occurrence or condition is or may be in violation of Hazardous Materials Laws; or

d.    Any violation of or noncompliance with the terms of any Environmental Permit with respect to the Property, the Improvements or any property of Borrower that is adjacent to the Property.

e.    The matters described in clauses (a) through (d) above are referred to collectively in this Article VI as "Prohibited Activities and Conditions" and individually as a "Prohibited Activity and Condition."

6.2    Exclusions.    Notwithstanding any other provision of Article VI to the contrary, "Prohibited Activities and Conditions" shall not include the safe and lawful use and storage of quantities of (i) pre-packaged supplies, medical waste, cleaning materials and petroleum products customarily used in the operation and maintenance of comparable Facilities, (ii) cleaning materials, personal grooming items and other items sold in pre-packaged containers for consumer use and used by occupants of the Facility; and (iii) petroleum products used in the operation and maintenance of motor vehicles from time to time located on the Property's parking areas, so long as all of the foregoing are used, stored, handled, transported and disposed of in compliance with Hazardous Materials Laws.

6.3    Preventive Action.    Borrower shall take all appropriate steps (including the inclusion of appropriate provisions in any Leases approved by Lender which are executed after the date of this Agreement) to prevent its employees, agents, contractors, tenants and occupants of the Facility from causing or permitting any Prohibited Activities and Conditions.

6.4    O & M Program Compliance.    If an O&M Program has been established with respect to Hazardous Materials, Borrower shall comply in a timely manner with, and cause all employees, agents, and contractors of Borrower and any other persons present on the Property to comply with the O&M Program. All costs of performance of Borrower's obligations under any O&M Program shall be paid by Borrower, and Lender's out-of-pocket costs incurred in connection with the monitoring and review of the O&M Program and Borrower's performance shall be paid by Borrower upon demand by Lender. Any such out-of-pocket costs of Lender which Borrower fails to pay promptly shall become an additional part of the Loan Obligations.

6.5    Borrower's Environmental Representations and Warranties.    Borrower represents and warrants to Lender that, except as previously disclosed by Borrower to Lender in writing:

a.    Borrower has not at any time caused or permitted any Prohibited Activities and Conditions.

b.    No Prohibited Activities and Conditions exist or have existed.

c.    The Property and the Improvements do not now contain any underground storage tanks, and, to the best of Borrower's knowledge after reasonable and diligent inquiry, the Property and the Improvements have not contained any underground storage tanks in the past. If there is an underground storage tank located on the Property or the Improvements which has been previously disclosed by Borrower to Lender in writing, that tank complies with all requirements of Hazardous Materials Laws.

d.    Borrower has complied with all Hazardous Materials Laws, including all requirements for notification regarding releases of Hazardous Materials. Without limiting the generality of the foregoing, Borrower has obtained all Environmental Permits required for the operation of the Property and the Improvements in accordance with Hazardous Materials Laws now in effect and all such Environmental Permits are in full force and effect. No event has occurred with respect to the Property and/or Improvements that constitutes, or with the passing of time or the giving of notice would constitute, noncompliance with the terms of any Environmental Permit.

e.    There are no actions, suits, claims or proceedings pending or, to the best of Borrower's knowledge after reasonable and diligent inquiry, threatened that involve the Property and/or the Improvements and allege, arise out of, or relate to any Prohibited Activity and Condition.

f.    Borrower has not received any complaint, order, notice of violation or other communication from any Governmental Authority with regard to air emissions, water discharges, noise emissions or Hazardous Materials, or any other environmental, health or safety matters affecting the Property, the Improvements or any other property of Borrower that is adjacent to the Property. The representations and warranties in this Article VI shall be continuing representations and warranties that shall be deemed to be made by Borrower throughout the term of the Loan evidenced by the Note, until the Loan Obligations have been paid in full.

6.6    Notice of Certain Events.    Borrower shall promptly notify Lender in writing of any and all of the following that may occur:

a.    Borrower's discovery of any Prohibited Activity and Condition.

b.    Borrower's receipt of or knowledge of any complaint, order, notice of violation or other communication from any Governmental Authority or other person with regard to present, or future alleged Prohibited Activities and Conditions or any other environmental, health or safety matters affecting the Property, the Improvements or any other property of Borrower that is adjacent to the Property.

c.    Any representation or warranty in this Article VI which becomes untrue at any time after the date of this Agreement.

d.    Any such notice given by Borrower shall not relieve Borrower of, or result in a waiver of, any obligation under this Agreement, the Note, or any of the other Loan Documents.

6.7    Costs of Inspection.    Borrower shall pay promptly the costs of any environmental inspections, tests or audits required by Lender in connection with any foreclosure or deed in lieu of foreclosure, or, if required by Lender, as a condition of Lender's consent to any "Transfer" (as defined in the Deed of Trust), or required by Lender following a reasonable determination by Lender that Prohibited Activities and Conditions may exist. Any such costs incurred by Lender (including the fees and out-of-pocket costs of attorneys and technical consultants whether incurred in connection with any judicial or administrative process or otherwise) which Borrower fails to pay promptly shall become an additional part of the Loan Obligations.

6.8    Remedial Work.    If any investigation, site monitoring, containment, clean-up, restoration or other remedial work ("Remedial Work") is necessary to comply with any Hazardous Materials Laws or order of any Governmental Authority that has or acquires jurisdiction over the Property, the Improvements or the use, operation or improvement of the Property under any Hazardous Materials Laws, Borrower shall, by the earlier of (1) the applicable deadline required by Hazardous Materials Laws or (2) 30 days after notice from Lender demanding such action, begin performing the Remedial Work, and thereafter diligently prosecute it to completion, and shall in any event complete such work by the time required by applicable Hazardous Materials Laws. If Borrower fails to begin on a timely basis or diligently prosecute any required Remedial Work, Lender may, at its option, cause the Remedial Work to be completed, in which case Borrower shall reimburse Lender on demand for the cost of doing so. Any reimbursement due from Borrower to Lender shall become part of the Loan Obligations.

6.9    Cooperation with Governmental Authorities.    Borrower shall cooperate with any inquiry by any Governmental Authority and shall comply with any governmental or judicial order which arises from any alleged Prohibited Activity and Condition.

6.10    Indemnity.

a.    Borrower shall hold harmless, defend and indemnify (i) Lender, (ii) any prior owner or holder of the Note, (iii) the officers, directors, partners, agents, shareholders, employees and trustees of any of the foregoing, and (iv) the heirs, legal representatives, successors and assigns of each of the foregoing (together, the "Indemnitees") against all proceedings, claims, damages, losses, expenses, penalties and costs (whether initiated or sought by any Governmental Authority or private parties), including fees and out of pocket expenses of attorneys and expert witnesses, investigatory fees, and remediation costs, whether incurred in connection with any judicial or administrative process or otherwise, arising directly or indirectly from any of the following:

1.    Any breach of any representation or warranty of Borrower in this Article VI.

2.    Any failure by Borrower to perform any of its obligations under Article VI.

3.    The existence or alleged existence of any Prohibited Activity and Condition.

4.    The presence or alleged presence of Hazardous Materials in, on, or around under the Property, the Improvements or any property of Borrower that is adjacent to the Property, or

5.    Actual or alleged violation of any Hazardous Materials Laws.

b.    Counsel selected by Borrower to defend Indemnitees shall be subject to the approval of those Indemnitees. Notwithstanding anything contained herein, any Indemnitee may elect to defend any claim or legal or administrative proceeding at the Borrower's expense if such Indemnitee has reason to believe that its interests are not being adequately represented or diverge from other interests being represented by such counsel (but Borrower shall be obligated to bear the expense of at most only one such separate counsel). Nothing contained herein shall prevent an Indemnitee from employing separate counsel in any such action at any time and participating in the defense thereof at its own expense.

c.    Borrower shall not, without the prior written consent of those Indemnitees who are named as parties to a claim or legal or administrative proceeding (a "Claim") settle or compromise the Claim if the settlement (1) results in the entry of any judgment that does not include as an unconditional term the delivery by the claimant or plaintiff to Lender of a written release of those Indemnitees, satisfactory in form and substance to Lender or (2) may materially and adversely affect any Indemnitee, as determined by such Indemnitee in its sole discretion.

d.    The liability of Borrower to indemnify the Indemnitees shall not be limited or impaired by any of the following, or by any failure of Borrower or any guarantor to receive notice of or consideration for any of the following:

1.    Any amendment or modification of any Loan Document.

2.    Any extensions of time for performance required by any of the Loan Documents.

3.    The accuracy or inaccuracy of any representations and warranties made by Borrower under this Agreement or any other Loan Document.

4.    The release of Borrower or any other person, by Lender or by operation of law, from performance of any obligation under any of the Loan Documents.

5.    The release or substitution in whole or in part of any security for the Loan Obligations.

6.    Lender's failure to properly perfect any lien or security interest given as security for the Loan Obligations.

e.    Borrower shall, at its own cost and expense, do all of the following:

1.    Pay or satisfy any judgment or decree that may be entered against any Indemnitee or Indemnitees in any legal or administrative proceeding incident to any matters against which Indemnitees are entitled to be indemnified under this Article VI.

2.    Reimburse Indemnitees for any expenses paid or incurred in connection with any matters against which Indemnitees are entitled to be indemnified under this Article VI.

3.    Reimburse Indemnitees for any and all expenses, including fees and costs of attorneys and expert witnesses, paid or incurred in connection with the enforcement by Indemnitees of their rights under this Article VI, or in monitoring and participating in any legal or administrative proceeding.

f.    In any circumstances in which the indemnity under this Article VI applies, Lender may employ its own legal counsel and consultants to prosecute, defend or negotiate any claim or legal or administrative proceeding and Lender, with the prior written consent of Borrower (which shall not be unreasonably withheld, delayed or conditioned) may settle or compromise any action or legal or administrative proceeding. Borrower shall reimburse Lender upon demand for all costs and expenses incurred by Lender, including all costs of settlements entered into in good faith, and the fees and out of pocket expenses of such attorneys and consultants.

g.    The provisions of this Article VI shall be in addition to any and all other obligations and liabilities that Borrower may have under the applicable law or under the other Loan Documents, and each Indemnitee shall be entitled to indemnification under this Article VI without regard to whether Lender or that Indemnitee has exercised any rights against the Property and/or the Improvements or any other security, pursued any rights against any guarantor, or pursued any other rights available under the Loan Documents or applicable law. If Borrower consists of more than one person or entity, the obligation of those persons or entities to indemnify the Indemnitees under this Article VI shall be joint and several. The obligations of Borrower to indemnify the Indemnitees under this Article VI shall survive any repayment or discharge of the Loan Obligations, any foreclosure proceeding, any foreclosure sale, any delivery of any deed in lieu of foreclosure, and any release of record of the lien of the Deed of Trust.

ARTICLE VII

EVENTS OF DEFAULT AND REMEDIES

7.1    Events of Default.    The occurrence of any one or more of the following shall constitute an "Event of Default" hereunder:

a.    The failure by Borrower to pay any installment of principal, interest, or other payments required under the Note, within ten (10) days after the same becomes due; or

b.    Borrower's violation of any covenant set forth in Article V hereof; or

c.    Borrower's failure to deliver or cause to be delivered the financial statements and information set forth in Section 4.6 above within the times required and such failure is not cured within thirty (30) days following Lender's written notice to Borrower thereof; or

d.    The failure of Borrower properly and timely to perform or observe any covenant or condition set forth in this Agreement (other than those specified in (a), (b) and (c) of this Section) or any other Loan Documents which is not cured within any applicable cure period as set forth herein or, if no cure period is specified therefor, is not cured within thirty (30) days of Lender's notice to Borrower of such Default; provided, however, that if such default cannot be cured within such thirty (30) day period, such cure period shall be extended for an additional sixty (60) days, as long as Borrower is diligently and in good faith prosecuting said cure to completion.

e.    The filing by Borrower or Guarantor or Manager or Lessee of a voluntary petition, or the adjudication of any of the aforesaid Persons, or the filing by any of the aforesaid Persons of any petition or answer seeking or acquiescing, in any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future federal, state or other statute, law or regulation relating to bankruptcy, insolvency or other relief for debtors, or if any of the aforesaid Persons should seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator for itself or of all or any substantial part of its property or of any or all of the rents, revenues, issues, earnings, profits or income thereof, or the mailing of any general assignment for the benefit of creditors or the admission in writing by any of the aforesaid Persons of its inability to pay its debts generally as they become due; or

f.    The entry by a court of competent jurisdiction of an order, judgment, or decree approving a petition filed against Borrower or Guarantor or Manager or Lessee which petition seeks any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future federal, state or other statute, law or regulation relating to bankruptcy, insolvency, or other relief for debtors, which order, judgment or decree remains unvacated and unstayed for an aggregate of sixty (60) days (whether or not consecutive) from the date of entry thereof, or the appointment of any trustee, receiver or liquidator of any of the aforesaid Persons or of all or any substantial part of its properties or of any or all of the rents, revenues, issues, earnings, profits or income thereof, which appointment shall remain unvacated and unstayed for an aggregate of sixty (60) days (whether or not consecutive); or

g.    Unless otherwise permitted hereunder or under any other Loan Documents, the sale, transfer, lease, assignment, or other disposition, voluntarily or involuntarily, of the Collateral, or any part thereof, or, except for Permitted Encumbrances as described in Section 5.2 above, any further encumbrance of the Collateral, unless the prior written consent of Lender is obtained; or

h.    The failure of Borrower to take the corrective measures required in this Agreement within the time periods specified following Lender's demand because the Debt Service Coverage for the Facility has not been met; or

i.    Any certificate, statement, representation, warranty or audit heretofore or hereafter furnished by or on behalf of Borrower or Guarantor or Manager or Lessee pursuant to or in connection with this Agreement (including, without limitation, representations and warranties contained herein or in any Loan Documents) or as an inducement to Lender to make the Loan to Borrower, (i) proves to have been false in any material respect at the time when the facts therein set forth were stated or certified, or (ii) proves to have omitted any substantial contingent or unliquidated liability or claim against Borrower, or (iii) on the date of execution of this Agreement there shall have been any material adverse change in any of the facts previously disclosed by any such certificate, statement, representation, warranty or audit, which change shall not have been disclosed to Lender in writing at or prior to the time of such execution; or

j.    The failure of Borrower to correct or cause the Manager or Lessee to correct, within the time deadlines set by any applicable Medicare, Medicaid or licensing agency, any deficiency which would result in the following actions by such agency with respect to the Facility:

1.    a termination of any Reimbursement Contract or any Permit; or

2.    a ban on new admissions generally or on admission of patients otherwise qualifying for Medicare or Medicaid coverage; or

k.    The Borrower, Manager, Lessee or the Facility should be assessed fines or penalties by any state or any Medicare, Medicaid, health or licensing agency having jurisdiction over such Persons or the Facility in excess of $25,000; or

l.    A final judgment shall be rendered by a court of law or equity against Borrower or Manager or Lessee or Guarantor in excess of $25,000, and the same shall remain undischarged for a period of thirty (30) days, unless such judgment is either (i) fully covered by collectible insurance and such insurer has within such period acknowledged such coverage in writing, or (ii) although not fully covered by insurance, enforcement of such judgment has been effectively stayed, such judgment is being contested or appealed by appropriate proceedings and Borrower or Guarantor or Manager or Lessee, as the case may be, has established reserves adequate for payment in the event such Person is ultimately unsuccessful in such contest or appeal and evidence thereof is provided to Lender; or

m.    The occurrence of any material adverse change in the financial condition or prospects of Borrower or Guarantor or Manager or Lessee, or the existence of any other condition which, in Lender's reasonable determination, constitutes a material impairment of any such Person's ability to operate the

Facility or of such Person's ability to perform their respective obligations under the Loan Documents, and is not remedied within thirty (30) days after written notice.

n.    Notwithstanding anything in this Section, all requirements of notice shall be deemed eliminated if Lender is prevented from declaring an Event of Default by bankruptcy or other applicable law. The cure period, if any, shall then run from the occurrence of the event or condition of Default rather than from the date of notice.

7.2    Remedies.    Upon the occurrence of any one or more of the foregoing Events of Default, the Lender may, at its option:

a.    Intentionally left blank.

b.    Declare the entire unpaid principal of the Loan Obligations to be, and the same shall thereupon become, immediately due and payable, without presentment, protest or further demand or notice of any kind, all of which are hereby expressly waived.

c.    Proceed to protect and enforce its rights by action at law (including, without limitation, bringing suit to reduce any claim to judgment), suit in equity and other appropriate proceedings including, without limitation, for specific performance of any covenant or condition contained in this Agreement.

d.    Exercise any and all rights and remedies afforded by the laws of the United States, the states in which any of the Property or other Collateral is located or any other appropriate jurisdiction as may be available for the collection of debts and enforcement of covenants and conditions such as those contained in this Agreement and the Loan Documents.

e.    Exercise the rights and remedies of setoff and/or banker's lien against the interest of Borrower in and to every account and other property of Borrower which is in the possession of the Lender or any person who then owns a participating interest in the Loan, to the extent of the full amount of the Loan.

f.    Exercise its rights and remedies pursuant to any other Loan Documents.

ARTICLE VIII

MISCELLANEOUS

8.1    Waiver.    No remedy conferred upon, or reserved to, the Lender in this Agreement or any of the other Loan Documents is intended to be exclusive of any other remedy or remedies, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing in law or in equity. Exercise of or omission to exercise any right of the Lender shall not affect any subsequent right of Lender to exercise the same. No course of dealing between Borrower and Lender or any delay on the Lender's part in exercising any rights shall operate as a waiver of any of the Lender's rights. No waiver of any Default under this Agreement or any of the other Loan Documents shall extend to or shall affect any subsequent or other then existing Default or shall impair any rights, remedies or powers of Lender.

8.2    Costs and Expenses.    Borrower will bear all taxes, fees and expenses (including actual attorneys' fees and expenses of counsel for Lender) in connection with the Loan, the Note, the preparation of this Agreement and the other Loan Documents (including any amendments hereafter made), and in connection with any modifications thereto and the recording of any of the Loan Documents. If, at any time, a Default occurs or Lender becomes a party to any suit or proceeding in order to protect its interests or priority in any Collateral for any of the Loan Obligations or its rights under this Agreement or any of the Loan Documents, or if Lender is made a party to any suit or proceeding by virtue of the Loan, this Agreement or any Collateral and as a result of any of the foregoing, the Lender employs counsel to advise or provide other representation with respect to this Agreement, or to collect the balance of the Loan Obligations, or to take any action in or with respect to any suit or proceeding relating to this Agreement, any of the other Loan Documents, any Collateral, Borrower, Manager or Lessee, or any guarantor or to protect, collect, or liquidate any of the security for the Loan Obligations, or attempt to enforce any security interest or lien granted to the Lender by any of the Loan Documents, then in any such events, all of the actual attorney's fees arising from such services, including attorneys' fees for preparation of litigation and in any appellate or bankruptcy proceedings, and any expenses, costs and charges relating thereto shall constitute additional obligations of Borrower to the Lender payable on demand of the Lender. Without limiting the foregoing, Borrower has undertaken the obligation for payment of, and shall pay, all recording and filing fees, revenue or documentary stamps or taxes, intangibles taxes, and other taxes, expenses and charges payable in connection with this Agreement, any of the Loan Documents, the Loan Obligations, or the filing of any financing statements or other instruments required to effectuate the purposes of this Agreement, and should Borrower fail to do so, Borrower agrees to reimburse Lender for the amounts paid by Lender, together with penalties or interest, if any, incurred by Lender as a result of underpayment or nonpayment. Such amounts shall constitute a portion of the Loan Obligations, shall be secured by the Deed of Trust and shall bear interest at the Default Rate from the date advanced until repaid.

8.3    Performance of Lender.    At its option, upon Borrower's failure to do so, the Lender may make any payment or do any act on Borrower's behalf that Borrower or others are inquired to do to remain in compliance with this Agreement or any of the other Loan Documents, and Borrower agrees to reimburse the Lender, on demand, for any payment made or expense incurred by Lender pursuant to the foregoing authorization, including, without limitation, attorneys' fees, and until so repaid any sums advanced by Lender shall constitute a portion of the Loan Obligations, shall be secured by the Deed of Trust and shall bear interest at the Default Rate from the date advanced until repaid.

8.4    Indemnification.    Borrower shall, at its sole cost and expense, protect, defend, indemnify and hold harmless the Indemnified Parties from and against any and all claims, suits, liabilities (including, without limitation, strict liabilities), actions, proceedings, obligations, debts, damages, losses, costs, expenses, diminutions in value, fines, penalties, charges, fees, judgments, awards, amounts paid in settlement, punitive damages, foreseeable and unforeseeable consequential damages, of whatever kind or nature (including but not limited to reasonable attorneys' fees and other costs of defense) imposed upon or incurred by or asserted against Lender by reason of (a) ownership of the Note, the Deed of Trust, the Property or any interest therein or receipt of any Rents; (b) any amendment to, or restructuring of, the Loan Obligations and/or any of the Loan Documents; (c) any and all lawful action that may be taken by Lender in connection with the enforcement of the provisions of the Deed of Trust or the Note or any of the other Loan Documents, whether or not suit is filed in connection with same, or in connection with Borrower, any guarantor and/or any partner, joint venturer, member or shareholder thereof becoming a party to a voluntary or involuntary federal or state bankruptcy, insolvency or similar proceeding; (d) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the Property, the Improvements or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (e) any use, nonuse or condition in, on or about the Property, the Improvements or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (f) any failure on the part of Borrower, or any guarantor to perform or comply with any of the terms of this Agreement or any of the other Loan Documents; (g) any claims by any broker, person or entity claiming to have participated in arranging the making of the Loan evidenced by the Note; (h) any failure of the Property to be in compliance with any applicable laws; (i) performance of any labor or services or the furnishing of any materials or other property with respect to the Property, the Improvements or any part thereof; (j) the failure of any person to file timely with the Internal Revenue Service an accurate Form 1099-b, statement for recipients of proceeds from real estate, broker and barter exchange transactions, which may be required in connection with the Deed of Trust, or to supply a copy thereof in a timely fashion to the recipient of the proceeds of the transaction in connection with which the Loan is made; (k) any misrepresentation made to Lender in this Agreement or in any of the other Loan Documents; (l) any tax on the making and/or recording of the Deed of Trust, the Note or any of the other Loan Documents; (m) the violation of any requirements of the Employee Retirement Income Security Act of 1974, as amended; (n) any fines or penalties assessed or any corrective costs incurred by Lender if the Facility or any part of the Property is determined to be in violation of any covenants, restrictions of record, or any applicable laws, ordinances, rules or regulations; or (o) the enforcement by any of the Indemnified Parties of the provisions of this Section 8.4. Any amounts payable to Lender by reason of the application of this Section 8.4 shall become immediately due and payable and shall constitute a portion of the Loan Obligations, shall be secured by the Deed of Trust and shall accrue interest at the Default Rate. The obligations and liabilities of Borrower under this Section 8.4 shall survive any termination, satisfaction, assignment, entry of a judgment of foreclosure or exercise of a power of sale or delivery of a deed in lieu of foreclosure of the Deed of Trust. For purposes of this Section 8.4, the term "Indemnified Parties" means Lender and any Person who is or will have been involved in the origination of the Loan, any Person who is or will have been involved in the servicing of the Loan, any Person in whose name the encumbrance created by the Deed of Trust is or will have been recorded, any Person who may hold or acquire or will have held a full or partial interest in the Loan (including, without limitation, any investor in any securities backed in whole or in part by the Loan) as well as the respective directors, officers, shareholder, partners, members, employees, agents, servants, representatives, contractors, subcontractors, affiliates, subsidiaries, participants, successors and assigns of any and all of the foregoing (including, without limitation, any other Person who holds or acquires or will have held a participation or other full or partial interest in the Loan or the Property, whether during the term of the Deed of Trust or as a part of or following a foreclosure of the Loan and including, without limitation, any successors by merger, consolidation or acquisition of all or a substantial portion of Lender's assets and business).

8.5    Headings.    The headings of the Sections of this Agreement are for convenience of reference only, are not to be considered a part hereof, and shall not limit or otherwise affect any of the terms hereof.

8.6    Survival of Covenants.    All covenants, agreements, representations and warranties made herein and in certificates or reports delivered pursuant hereto shall be deemed to have been material and relied on by Lender, notwithstanding any investigation made by or on behalf of Lender, and shall survive the execution and delivery to Lender of the Note and this Agreement.

8.7    Notices, Etc.    Any notice or other communication required or permitted to be given by this Agreement or the other Loan Documents or by applicable law shall be in writing and shall be deemed received (a) on the date delivered, if sent by hand delivery (to the person or department if one is specified below) with receipt acknowledged by the recipient thereof, (b) three (3) Business Days following the date deposited in the U.S. mail, certified or registered, with return receipt requested, or

(c) one (1) Business Day following the date deposited with Federal Express or other national overnight carrier, and in each case addressed as follows:

If to Borrower:	G&L Hoquiam, LLC c/o G&L Realty Partnership, L.P. 439 North Bedford Drive Beverly Hills, California 90210 ATTN: Steven Lebowitz
If to Lender:	GMAC Commercial Mortgage Corporation 650 Dresher Road P.O. Box 1015 Horsham, Pennsylvania 19044-8015 ATTN: Servicing Department
with a copy to:	Graham & James LLP One Maritime Plaza, Suite 300 San Francisco, California 94111 ATTN: Bruce W. Hyman, Esq.

Either party may change its address to another single address by notice given as herein provided, except any change of address notice must be actually received in order to be effective.

8.8    Benefits.    All of the terms and provisions of this Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns. No Person other than Borrower or Lender shall be entitled to rely upon this Agreement or be entitled to the benefits of this Agreement.

8.9    Participation.    Borrower acknowledges that Lender may, at its option, sell participation interests in the Loan or to other participating banks or Lender may (but shall not be obligated to) assign its interest in the Loan to its affiliates or to other assignees (the "Assignee") to be included as a pool of properties to be financed in a proposed Real Estate Mortgage Investment Conduit (REMIC). Borrower agrees with each present and future participant in the Loan or Assignee of the Loan that if an Event of Default should occur, each present and future participant or Assignee shall have all of the rights and remedies of Lender with respect to any deposit due from the Borrower. The execution by a participant of a participation agreement with Lender, and the execution by the Borrower of this Agreement, regardless of the order of execution, shall evidence an agreement between Borrower and said participant in accordance with the terms of this Section. If the Loan is assigned to the Assignee, the Assignee will engage an underwriter (the "Underwriter"), who will be responsible for the due diligence, documentation, preparation and execution of certain documents required in connection with the offering of interests in the REMIC. Borrower agrees that Lender may, at its sole option and without notice to or consent of the Borrower, assign its interest in the Loan to the Assignee for inclusion in the REMIC and, in such event, Borrower agrees to provide the Assignee with such information as may be reasonably required by the Underwriter in connection therewith or by an investor in any securities backed in whole or in part by the Loan or any rating agency rating such securities. Borrower irrevocably waives any and all right it may have under applicable law to prohibit such disclosure, including, but not limited to, any right of privacy, and consents to the disclosure of such information to the Underwriter, to potential investors in the REMIC, and to such rating agencies.

8.10    Supersedes Prior Agreements; Counterparts.    This Agreement and the instruments referred to herein supersede and incorporate all representations, promises, and statements, oral or written, made by Lender in connection with the Loan. This Agreement may not be varied, altered, or amended except by a written instrument executed by an authorized officer of the Lender. This Agreement may be executed in any number of counterparts, each of which, when executed and delivered, shall be an original, but such counterparts shall together constitute one and the same instrument.

8.11    Loan Agreement Governs.    The Loan is governed by terms and provisions set forth in this Loan Agreement and the other Loan Documents and in the event of any irreconcilable conflict between the terms of the other Loan Documents and the terms of this Loan Agreement, the terms of this Loan Agreement shall control; provided, however, that in the event there is any apparent conflict between any particular term or provision which appears in both this Loan Agreement and the other Loan Documents, and it is possible and reasonable for the terms of both this Loan Agreement and the Loan Documents to be performed or complied with, then, notwithstanding the foregoing, both the terms of this Loan Agreement and the other Loan Documents shall be performed and complied with.

8.12    CONTROLLING LAW.    THE PARTIES HERETO AGREE THAT THE VALIDITY, INTERPRETATION, ENFORCEMENT AND EFFECT OF THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF WASHINGTON AND THE PARTIES HERETO SUBMIT (AND WAIVE ALL RIGHTS TO OBJECT) TO NON-EXCLUSIVE PERSONAL JURISDICTION IN THE STATE OF WASHINGTON, FOR THE ENFORCEMENT OF ANY AND ALL OBLIGATIONS UNDER THE LOAN DOCUMENTS, EXCEPT THAT IF ANY SUCH ACTION OR PROCEEDING ARISES UNDER THE CONSTITUTION, LAWS OR TREATIES OF THE UNITED STATES OF AMERICA, OR IF THERE IS A DIVERSITY OF CITIZENSHIP BETWEEN THE PARTIES THERETO, SO THAT IT IS TO BE BROUGHT IN A UNITED STATES DISTRICT COURT, IT SHALL BE BROUGHT IN THE UNITED STATES DISTRICT COURT FOR THE WESTERN DISTRICT OF WASHINGTON OR ANY SUCCESSOR FEDERAL COURT HAVING ORIGINAL JURISDICTION.

8.13    WAIVER OF JURY TRIAL.    BORROWER AND LENDER HEREBY WAIVE ANY RIGHT THAT THEY MAY HAVE TO A TRIAL BY JURY ON ANY CLAIM, COUNTERCLAIM, SETOFF, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT OR THE LOAN OR (B) IN ANY WAY CONNECTED WITH OR PERTAINING OR RELATED TO OR INCIDENTAL TO ANY DEALINGS OF LENDER AND/OR BORROWER WITH RESPECT TO THE LOAN DOCUMENTS OR IN CONNECTION WITH THIS AGREEMENT OR THE EXERCISE OF EITHER PARTY'S RIGHTS AND REMEDIES UNDER THIS AGREEMENT OR OTHERWISE, OR THE CONDUCT OR THE RELATIONSHIP OF THE PARTIES HERETO, IN ALL OF THE FOREGOING CASES WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. BORROWER AND LENDER AGREE THAT EITHER PARTY MAY FILE A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY, AND BARGAINED AGREEMENT OF EITHER PARTY HERETO TO IRREVOCABLY WAIVE THEIR RIGHTS TO TRIAL BY JURY AS AN INDUCEMENT OF LENDER TO MAKE THE LOAN AND THAT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY DISPUTE OR CONTROVERSY WHATSOEVER (WHETHER OR NOT MODIFIED HEREIN) BETWEEN BORROWER AND LENDER SHALL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

8.14    NONRECOURSE.    NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, OR IN ANY OF THE OTHER LOAN DOCUMENTS EVIDENCING THE LOAN, THE LIABILITY OF THE BORROWER FOR THE PAYMENT OF PRINCIPAL AND INTEREST AND AGREED CHARGES, AND THE OBSERVANCE AND PERFORMANCE OF ALL OF THE TERMS, COVENANTS, AND CONDITIONS AND PROVISIONS OF THE NOTE AND THE OTHER LOAN DOCUMENTS, SHALL BE LIMITED TO THE EXTENT PROVIDED IN THE DEED OF TRUST AND THE NOTE.

[Signatures begin on next page.]

IN WITNESS WHEREOF, the Borrower and the Lender have caused this Agreement to be properly executed, by their respective duly authorized representatives, as of the date first above written.

BORROWER:
G&L HOQUIAM, LLC., a Delaware limited liability company
By:	G&L REALTY PARTNERSHIP, L.P., a Delaware limited partnership Managing Member
	By:	G&L REALTY CORP., a Maryland corporation General Partner
		By:	/s/ STEVEN D. LEBOWITZ Name: Steven D. Lebowitz Title: President

[Signatures continued on next page.]

LENDER:
GMAC COMMERCIAL MORTGAGE CORPORATION, a California corporation
By:	/s/ WILLIAM E. SHINE William E. Shine Executive Vice President

EXHIBIT A

LEGAL DESCRIPTION

[see attached]

EXHIBIT B

BORROWER'S PRINCIPAL PLACES OF BUSINESS
AND CHIEF EXECUTIVE OFFICE

439 North Bedford Drive
Beverly Hills, CA 90210

EXHIBIT C

OWNERSHIP INTERESTS

G&L Realty Partnership, L.P.—100%

EXHIBIT D

SUMMARY OF FINANCIAL STATEMENTS
AND CENSUS DATA

Facility Name:
Management Company:
Report Date:

Census Data	Quarter Ending (Date)	Quarter Ending (Date)	Quarter Ending (Date)	Quarter Ending (Date)	12 Month Ending (Date)
Total Number of Beds
Number of Days in Period:
Total Patient Days Available
Patient Utilization Days
Medicaid
Private
Medicare
Other
Total Utilization Days:
Cash Flow Analysis Total Routine
Patient Revenue Total Net Revenues:
Total Expenses:
Add Back Depreciation and Amortization:
Interest on Mortgage
Facility Lease Expense (if applicable):
Management Fees:
Extraordinary Items:
Net Operating Income	$

I hereby certify the above to be true and correct. Dated this              day of                         , 19    .

By:
Its:

EXHIBIT E

COMPLIANCE CERTIFICATE

GMAC Commercial Mortgage Corporation
Woodcrest Place, Suite 305
Birmingham, Alabama 35209

RE: Pacific Care Center

The undersigned officer of the undersigned [management company or lessee], does hereby certify that for the quarterly financial period ending                                                  :

1.    The Debt Service Coverage for the Nursing Home after deduction of Actual Management Fees for the preceding twelve (12) months (or such lesser period as shown have elapsed following the closing of the Loan) through the end of such period was:

Required: 1.0 to 1.0

Actual:              to 1.0

The manner of calculation is attached.

2.    The Debt Service Coverage for the Nursing Home after deduction of Assumed Management Fees for the preceding twelve (12) months (or such lesser period as shall have elapsed following the closing of the Loan) through the end of such period was:

Required: 1.2 to 1.0

Actual:              to 1.0

The manner of calculation is attached.

3.    In the event the Nursing Home is both operated and managed by the lessee, the Debt Service Coverage for the Nursing Home for the preceding twelve (12) months (or such lesser period as shall have elapsed following the closing of the Loan) through the end of such period was:

Required: 1.25 to 1.0

Actual:              to 1.0

The manner of calculation is attached.

4.    The fiscal year to date average daily occupant for the Nursing Home:

Required: Not less than 85%

Actual:

5.    The capital expenditures per bed was: [ANNUAL COMPLIANCE CERTIFICATE ONLY]

Required: $250 per bed.

Actual: $             per bed.

Evidence of such capital expenditures is attached.

6.    All representations and warranties contained in the Agreement and other Loan Documents are true and correct in all material respects as though given on the date hereof, except

7.    All information provided herein is true and correct.

8.    Capitalized terms not defined herein shall have the meanings given to such terms in that certain Loan Agreement dated                         , 1998 by and between G&L Hoquiarn, LLC, and GMAC Commercial Mortgage Corporation.

By:
Name:
Title:

Dated this              day of                          19    .

EXHIBIT F

PERMITTED ENCUMBRANCES

Current taxes and assessments which are a lien not yet due or payable and exceptions 7 and 8 of the Commitment for Title Insurance No. D-40412T, effective March 3, 1998, issued by Ticor Title Insurance Company.

EXHIBIT G

Copies of Subordination Agreement and Lessee Security Agreement

Subordination and Attornment Agreement

Capmark Loan #01-1017791

THIS INSTRUMENT PREPARED BY
AND UPON RECORDING SHOULD
BE RETURNED TO:

Prepared by and please return to:
Sutherland, Asbill & Brennan LLP
1275 Pennsylvania Ave., NW
Washington, DC 20004
Attn: Lisa A. Rosen, Esq.

SUBORDINATION AND ATTORNMENT AGREEMENT
By and among

CHERRY HEALTH HOLDINGS, INC.,
a Nevada corporation,

HOQUIAM HEALTHCARE, INC.,
a Nevada corporation,

AND

WELLS FARGO BANK, N.A. (FORMERLY KNOWN AS NORWEST BANK
MINNESOTA, NATIONAL ASSOCIATION), AS TRUSTEE FOR GMAC
COMMERCIAL MORTGAGE SECURITIES, INC., MORTGAGE PASS THROUGH
CERTIFICATES, SERIES 1999-C1,

DATE: AS OF OCTOBER            , 2006

ABBREVIATED LEGAL DESCRIPTION:
HEERMANS ANNEX LOTS I & 2 BLK 86 AND 7-174

ASSESSOR'S PROPERTY TAX PARCEL NO.: 052208600100 and 517090721006

Capmark Loan #01-1017791

SUBORDINATION AND ATTORNMENT AGREEMENT

THIS SUBORDINATION AND ATTORNMENT AGREEMENT (this "Agreement"), is made and entered into the            day of                        , 2006, by and among CHERRY HEALTH HOLDINGS, INC., a Nevada corporation ("Landlord"), HOQUIAM HEALTHCARE, INC., a Nevada corporation ("Tenant"), and WELLS FARGO BANK, N.A. (formerly known as Norwest Bank Minnesota, National Association), as Trustee for GMAC Commercial Mortgage Securities, Inc., Mortgage Pass-Through Certificates, Series 1999-C1 ("Lender").

RECITALS:

A.    Landlord and Tenant have entered into that certain Lease dated as of                        , 2006 (hereinafter referred to as the "Lease"), with respect to the nursing home presently known as Pacific Care Center and located on certain real property which is or has been acquired by Landlord and is described in Exhibit "A" attached hereto and incorporated herein (hereinafter referred to as the "Premises").

B.    Landlord has requested that Lender consent to the assumption of a loan (the "Loan") by Landlord. The Loan is evidenced by a Loan Agreement by and between G&L Hoquiam, LLC and GMAC Commercial Mortgage Corporation dated August 6, 1998 (referred to herein, as the same may have been and may hereafter be amended, as the "Loan Agreement") and secured by a first-priority Deed of Trust and Security Agreement, an Assignment of Leases and Rents, and Financing Statements covering the real property upon which the Premises are located, the improvements located thereon and certain fixtures and personal property located thereon (said Deed of Trust and Security Agreement, Assignment of Leases and Rents, and Financing Statements as any of the same may hereafter be amended, modified and/or renewed are referred to herein as the "Security Instruments"). Lender is the holder of the Security Instruments and is the successor in interest to Former Lender in and to the Loan. Lender is willing to consent to Borrower's assumption of such Loan, provided that Tenant executes this Agreement.

C.    The parties further desire to execute this instrument to express their agreement that the Lease will be subordinate to the Security Instruments and that Tenant's possession of the Premises will not, subject to the terms and conditions of this Agreement, be disturbed by reason of a foreclosure of the lien of the Security Instruments on the Premises.

        NOW, THEREFORE, it is hereby agreed as follows:

ARTICLE I.
DEFINITIONS

As used in this Agreement, the following terms shall have the following meanings unless the context hereof shall otherwise indicate:

1.1    "Actual Management Fees" shall mean actual management fees paid in connection with the operation of the Nursing Home.

1.2    "Applicable Environmental Laws" shall mean any applicable laws, rules or regulations pertaining to health or the environment, or petroleum products, or radon radiation, or oil or hazardous substances, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), as codified at 42 U.S.C. § 9601 et seq., as amended, the Resource Conservation and Recovery Act of 1976, as amended ("RCRA"), and the Federal Emergency Planning and Community Right-To-Know Act of 1986. The terms "hazardous substance" and "release" shall have the meanings specified in CERCLA, and the terms "solid waste," disposal," "dispose," and "disposed" shall have the meanings specified in RCRA, except that if such acts are amended to broaden the meanings thereof, the broader meaning shall apply herein prospectively from and after the date of such amendments; notwithstanding the foregoing, provided, to the extent that the laws of the Stale where the Property is located establish a meaning for "hazardous substance" or "release" which is broader than that specified in CERCLA, as CERCLA may be amended from time to time, or a meaning for "solid waste," "disposal," and "disposed" which is broader than specified in RCRA. as RCRA may be amended from time to time, such broader meanings under said state law shall apply in all matters relating to the laws of such State.

Capmark Loan #01-1017791

1.3    "Assumed Management Fees" shall mean assumed management fees of five percent (5%) of net patient revenues of the Nursing Home (after Medicaid and Medicare contractual adjustments).

1.4    "Debt Service Coverage for the Nursing Home" means a ratio in which the numerator is the sum of pre-tax income from normal nursing home operations of the Nursing Home as set forth in the quarterly statements provided to Lender (without deduction for Actual Management Fees) calculated based upon the preceding twelve (12) months, plus lease expense and non-cash expenses or allowances for depreciation and amortization of the Nursing Home for said period less either Actual Management Fees or Assumed Management Fees (depending on the covenant for which such test is being made) and the denominator is the current portion of the Long Term Debt attributable to the Loan, plus the interest expense for the applicable period on the Loan. In calculating "pre-tax Income," Extraordinary Income and Extraordinary Expenses shall be excluded.

1.5    "Effective Capacity" means the actual number of beds utilized at the Nursing Home from time to time.

1.6    "Extraordinary Income and Extraordinary Expenses" means material items of a character significantly different from the typical or customary business activities of the Tenant which would not be expected to recur frequently and which would not be considered as recurring factors in any evaluation of the ordinary operating processes of the Tenant's business.

1.7    "GAAP" means, as in effect from time to time, generally accepted accounting principles consistently applied as promulgated by the American Institute of Certified Public Accountants.

1.8    "Long Term Debt" means all obligations (including capital lease obligations) which are due more than one (1) year from the date as of which the computation thereof is made.

1.9    "Medicaid" means that certain program of medical assistance, funded jointly by the federal government and the States, for impoverished individuals who are aged, blind and/or disabled, and/or members of families with dependent children, which program is more fully described in Title XIX of the Social Security Act (42 U.S.C. §§ 1396 el seq.) and the regulations promulgated thereunder.

1.10    "Medicare" means that certain federal program providing health insurance for eligible elderly and other individuals, under which physicians, hospitals, skilled nursing homes, home health care and other providers are reimbursed for certain covered services they provide to the beneficiaries of such program, which program is more fully described in Title XVIII of the Social Security Act (42 U.S.C. §§ 1395 et seq.) and the regulations promulgated thereunder.

1.11    "Nursing Home" means the skilled care facility together with any other general or specialized care facilities, if any (including Alzheimer's care unit and any assisted care living facility), now or hereafter operated at the Premises.

1.12    "Reimbursement Contracts" means all third party reimbursement contracts for the Nursing Home which are now or hereafter in effect with respect to residents or patients qualifying for coverage under the same, including Medicare, Medicaid and private insurance agreements, and any successor program or other similar reimbursement program and/or private insurance agreements.

1.13    Singular terms shall include the plural forms and vice versa, as applicable, of the terms defined.

1.14    Terms contained in this Agreement shall, unless otherwise defined herein or unless the context otherwise indicates, have the meanings, if any, assigned to them by Uniform Commercial Code in effect in the state where the Premises is located.

1.15    All accounting terms used in this Agreement shall be construed in accordance with GAAP, except as otherwise defined.

1.16    All references to other documents or instruments shall be deemed to refer to such documents or instruments as they may hereafter be extended, renewed, modified, or amended and all replacements and substitutions therefor.

Capmark Loan #01-1017791

1.17    All references herein to "Medicaid" and "Medicare" shall be deemed to include any successor program thereto.

1.18    All references in this Agreement to a matter being "satisfactory" to Lender, subject to Lender's "approval" or similar terminology, shall mean that such satisfaction shall be "reasonably satisfactory," such approval shall be "reasonable approval," and further that such reasonable approval "shall not be unreasonably withheld or delayed."

ARTICLE II.
REPRESENTATIONS AND WARRANTIES

The Tenant represents and warrants as follows:

2.1    Existence, Power and Qualification.    Tenant is a corporation, duly organized, validly existing and in good standing under the laws of the State of its formation as set forth in the preamble of this Agreement, has the power to own its properties and to carry on its businesses as it is now being conducted, and is duly qualified to do business and is in good standing in every jurisdiction in which the character of the properties owned by it or in which the transaction of its businesses makes its qualification necessary.

2.2    Power and Authority.    Tenant has full power and authority to incur the obligations provided for herein and in the Lease, all of which have been authorized by all proper and necessary corporate action.

2.3    Due Execution and Enforcement.    Each of the Lease and this Agreement constitutes a valid and legally binding obligation of the Tenant, enforceable in accordance with its respective terms (subject, however, to general principles of equity, bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance and other similar laws now or hereafter in effect relating to or affecting creditors rights generally) and does not violate, conflict with, or constitute any default under any law, government regulation, decree, judgment, the Tenant's organizational documents, or any other agreement or instrument binding upon the Tenant

2.4    Pending Matter.    To the best of Tenant's knowledge, no action or investigation is pending or threatened before or by any court or administrative agency which might result in any material adverse change in the financial condition, operations or prospects of the Tenant, and Tenant is not in violation of any agreement, the violation of which might reasonably be expected to have a material adverse effect on Tenant's business or assets, and Tenant is not in violation of any order, judgment, or decree of any court, or any statute or governmental regulation to which it is subject.

2.5    Financial Statements Accurate.    All financial statements heretofore or hereafter provided by the Tenant are and will be true and complete in all material respects as of their dates and fairly and will fairly present the financial condition of the Tenant, and there are no liabilities, direct or indirect, fixed or contingent, as of the respective dates of such statements which are not reflected therein or in the notes thereto or in a written certificate delivered with such statements. The statements of the Tenant have been prepared in accordance with GAAP. There has been no material adverse change in the financial condition, operations, or prospects of the Tenant since the dates of such statements except as fully disclosed in writing with the delivery of such statements.

2.6    Compliance with Nursing Home Laws.    The Nursing Home is duly licensed as a skilled care nursing home under the applicable Laws of the State where the Nursing Home is located. The Tenant is in compliance with the applicable material provisions of nursing home, nursing facility or assisted living facility laws, rules, regulations and published interpretations to which the Nursing Home is subject. No waivers of any laws, rules, regulations, or requirements (including, but not limited to, minimum square footage requirements per bed) are required for the Nursing Home to operate at the foregoing licensed bed capacity. All Reimbursement Contracts are in full force and effect with respect to the Nursing Home, and Tenant is in good standing with the respective agencies under such applicable nursing home licenses, program certification, and Reimbursement Contracts. Tenant is current in the payment of all so-called provider specific taxes or other assessments with respect to such Reimbursement Contracts. The Nursing Home is currently operated as a skilled care facility nursing home at the bed capacity set forth in Exhibit "B".

Capmark Loan #01-1017791

2.7    Certificate of Need.    The Tenant is the lawful owner of the certificate of need or other required license for the Nursing Home. To the best of Tenant's knowledge, in the event the Lender acquires the Nursing Home through foreclosure or otherwise, neither Tenant, Lender, subsequent manager, nor subsequent purchaser (through foreclosure or otherwise) must obtain a certificate of need from any applicable state health care regulatory authority or agency (other than giving such notice required under the applicable state law or regulation) prior to applying for and receiving a license to operate the Nursing Home and certification to receive Medicare and Medicaid payments (and its successor programs) for patients having coverage thereunder, provided that no service or the bed complement is changed.

2.8    Payment of Taxes.    Tenant has filed all federal, state, and local tax returns which it is required to file and has paid, or made adequate provision for the payment of, all taxes which have or may become due pursuant to such returns or to assessments received by Tenant; including, without limitation, provider taxes.

2.9    Environmental Matters.    To the best of Tenant's knowledge, neither the Nursing Home, the Premises, nor the Tenant is in violation of or subject to any existing, pending or threatened investigation or inquiry by any governmental authority or any response costs or remedial obligations under any Applicable Environmental Laws, and this representation and warranty would continue to be true and correct following disclosure to the applicable governmental authorities of all relevant facts, conditions and circumstances, if any, pertaining to the Nursing Home, the Premises, or the Tenant. Tenant has not obtained and, to the best of Tenant's knowledge, is not required to obtain, any permits, licenses or similar authorizations to construct, occupy, operate or use any, buildings, improvements, fixtures, or equipment forming a part of the Nursing Home or the Premises by reason of any Applicable Environmental Laws (except such permits, licenses and authorizations which have been obtained or for which applications have currently been submitted). Tenant further represents and warrants that, to the best of Tenant's knowledge, except for hazardous substances in nonreportable quantities and except for medical wastes which are disposed of in accordance with Applicable Environmental Laws, no petroleum products, oil, or hazardous substances, or solid wastes have been disposed of or otherwise released on or are otherwise located on the Premises. The use of the Premises as previously operated and hereafter intended to be operated by the Tenant will not result in the location on or disposal or other release of any petroleum products, oil, or hazardous substances or solid wastes on or to the Premises, other than in nonreportable quantities or the disposal of medical wastes in the ordinary course of business. Tenant hereby agrees to remedy promptly any violation of Applicable Environmental Laws with respect to the Premises and to pay any fines, charges, fees, expenses, damages, losses, liabilities, and response costs arising from or pertaining to the application of any such Applicable Environmental Laws to the Tenant or the Premises. Tenant agrees to permit Lender to have access to the Nursing Home and Premises at all reasonable times in order to conduct any tests which Lender (from time to time) deems reasonably necessary to ensure that Tenant, the Nursing Horne, and the Premises are in compliance with all Applicable Environmental Laws. Landlord has entered into separate Environmental Indemnity Agreements with respect to Applicable Environmental Laws, the provisions of which are deemed incorporated herein by this reference.

2.10    Lease; That,

a.    the Lease is in full force and effect and has not been modified, altered or amended, except as described herein;

b.    to the best of Tenant's knowledge, there presently exists no event of default under the Lease, and there are no offsets or credits against rentals known to Tenant;

Capmark Loan #01-1017791

c.    minimum fixed monthly rental of $                        is payable monthly in advance under the Lease;

d.    all rentals due under the Lease are currently paid to the Landlord, have not been prepaid, and Tenant will not hereafter prepay rentals by more than thirty (30) days;

e.    the Lease term expires on                        ; and

f.    there are no actions, either voluntary or involuntary, pending against Tenant under the bankruptcy laws of the United States, or under the bankruptcy laws of any state.

ARTICLE III.
SUBORDINATION AND ATTORNMENT

3.1    Subordination.

        The Lease shall at all times be subject and subordinate in all respects to the Security Instruments and to all renewals, modifications and extensions thereof, subject to the terms and conditions of this Agreement. The consent of Tenant shall not be required for amendments to the Loan Agreement or Security Instruments, or any other documents executed by the Landlord in connection with the Loan, insofar as such amendments do not affect Tenant's rights and obligations under the Lease or this Agreement.

3.2    Licenses and Permitting.

        All licenses, permits, certificates of need, Medicaid and Medicare agreements and other contractual rights relating to the operation of the Premises shall be deemed to be the property of the Landlord or Lender (whomever then owns the Premises) upon termination of the Lease, and shall be subject to the Lender s rights under the Security Instruments, and upon termination of the Lease, Tenant shall have no further rights with respect thereto. Tenant shall have no right during or after the term of the Lease to transfer or remove from the Premises any license, permit, certificate of need, Medicare or Medicaid agreement or other similar contractual right relating to the operation of the Premises; provided, however, that the foregoing shall not be deemed to restrict the Tenant's ability to voluntarily elect not to participate in Medicaid if the Tenant has obtained the prior written consent of the Lender and Landlord to such nonparticipation.

3.3    Notice of Defaults: Opportunity to Cure.    Tenant shall give prompt written notice to Lender of all defaults by Landlord of those obligations under the Lease which are of such a nature as to give Tenant a right to terminate the Lease, to reduce rent, or to credit or offset any amounts against future rents, and Lender shall have the same period of time given Landlord, measured from notice to Lender, to cure the same, although Lender shall not be required to do so (except that if such period is less than thirty (30) days, Lender shall have thirty (30) days following notice from Tenant to Lender, to cure any such default and, if such default cannot be cured within thirty (30) days Lender shall have thirty (30) days to commence a cure, and so long as Lender is diligently pursuing a cure, Tenant may not terminate the Lease). Notwithstanding the foregoing, Tenant may in any emergency perform any covenant of Landlord pursuant to the Lease to the extent permitted " by the Lease if Landlord fails to do so, and in such event may seek reimbursement from Landlord or may offset against rents to the extent permitted by the Lease for the reasonable costs incurred by Tenant in performing such covenant.

3.4    Attornment,

a.    If Lender or any receiver appointed at Lender's request exercises its right pursuant to the Security Instruments to receive the rents payable by Tenant under the Lease, neither Lender nor such receiver shall thereby become obligated to Tenant for the performance of any of the terms, covenants, conditions and agreements of Landlord under the Lease, unless and until Lender forecloses upon, or accepts from Landlord a deed in lieu of foreclosure upon, the Premises and Lender exercises its option of attornment as provided below. Landlord and Tenant agree that Tenant shall make the payments to be made by Tenant under the Lease to Lender or such receiver, as the case may be, upon receipt of written notice of the exercise of such rights, and Tenant agrees not to prepay any sums payable by Tenant under the Lease. Such receipt of rent by any other Lender or such receiver shall not relieve Landlord of its obligations under the Lease, and Tenant shall continue to look to Landlord only for performance thereof unless and until Lender forecloses upon, or accepts from Landlord a deed in lieu of foreclosure upon, the Premises and Lender exercises its option of attornment as provided below.

Capmark Loan #01-1017791

b.    If the interest of Landlord shall be acquired by Lender or its nominee, whether by foreclosure or deed in lieu of foreclosure upon the Premises, it is agreed that, AT THE OPTION OF LENDER, ITS NOMINEE OR SUCH OTHER PURCHASER, which option shall be exercised by written notice to Tenant prior to or upon the effective date of such succession. Tenant shall be bound to Lender or its nominee or such other purchaser under all the terms, covenants and conditions of the Lease for the balance of the term thereof remaining, and any extensions or renewals thereof which may be effected in accordance with any option therefor contained in the Lease, with the same force and effect as if said Lender or its nominee or such other purchaser were the landlord under the Lease, said attornment to be effective and self-operative without the execution of any other instruments on the part of either party hereto immediately upon Lender's or its nominee's or such other purchaser's succeeding to the interest of Landlord under the Lease. Tenant hereby. agrees that Lender or its nominee or such other purchaser shall not be responsible or liable in any way for any default under the Lease occurring prior to the time Lender or its nominee or such other purchaser obtains title to the estate owned by Landlord and is entitled to actual, unrestricted possession of the Premises.

3.5    Lender's Liability.

        In addition to and not in lieu of all the provisions of this Agreement, in the event Lender or its nominee or such other purchaser exercises its option of attornment as provided in Section 3.4 above, Lender or its nominee or such other purchaser shall not in any way or to any extent be:

a.    liable for any act or omission of any prior landlord (including Landlord), unless Lender or its nominee or such other purchaser shall become the owner of the interest of Landlord, and then Lender or its nominee or such other purchaser shall only be liable for performance and observance of terms, covenants and conditions from the date of Lender's or its nominee's or such other purchaser's acquisition and thereafter; or

b.    subject to any offsets or defenses which Tenant might have against any prior landlord (including Landlord) except those which arose out of such landlord's default under the Lease and after Tenant has notified Lender or its nominee or such other purchaser and given Lender or its nominee or such other purchaser an opportunity to cure as provided herein; or

c.    bound by any rent or additional rent which Tenant might have paid for more than thirty (30) days in advance to any prior landlord (including Landlord) or any excess of estimated rent payments paid to any prior landlord (including Landlord) over rent payments subsequently determined were due for such period; or

d.    bound by any amendment, modification or termination of the Lease or assignment or sublease of Tenant's interest in the Lease made without Lender's consent; or

e.    in any way responsible for any deposit or security which was delivered to Landlord but which was not subsequently delivered to Lender or its nominee or such other purchaser, or

f.    responsible for any obligation to initially construct or reconstruct the Premises (but if Lender or its nominee or such other purchaser is required to do so under the terms of the Lease and fails to do so upon request following Lender's or its nominee's or such other purchaser's succeeding to Landlord's interest in the Premises, Tenant may terminate the Lease).

Capmark Loan #01-1017791

ARTICLE IV.
ADDITIONAL AGREEMENTS BETWEEN
LANDLORD, TENANT AND LENDER

The Tenant makes the following agreements with the Landlord and the Lender and such agreements shall be deemed to constitute amendments to the Lease and, to the extent of any inconsistency with the Lease, the provisions of this Article IV shall be controlling:

4.1    Debt Service Coverage Requirements.    For so long as the Loan is outstanding, the Tenant agrees to cause the Nursing Home to achieve, and agrees to provide evidence to Lender of the achievement of, the following debt service coverage requirement:

a.    A Debt Service Coverage for the Nursing Home of not less than 1.25 to 1.0; and

b.    In the event that the Debt Service Coverage requirements of this Section 4.1 are not met or maintained, Tenant agrees that it will provide to Lender the financial information for the Nursing Home hereafter specified in Section 4.4(c) on a monthly basis until such coverages are maintained.

4.2    Occupancy.

        For so long as the Loan is outstanding, Tenant will maintain a daily average occupancy for the Nursing Home of eighty-five percent (85%) or higher (based upon the Effective Capacity of the Nursing Home) for each fiscal quarter.

4.3    Capital Expenditures.

        For so long as the Loan is outstanding, Tenant will make minimum capital expenditures for the Nursing Home, such that the average amount of capital expenditures for the Nursing Home dining each fiscal year, beginning with fiscal year 2007, is in the aggregate amount of $250 per bed for such items as set forth on Exhibit H of the Loan Agreement. Within forty-five (45) days of the end of such fiscal year, Tenant will provide evidence thereof satisfactory to Lender of such expenditures. Routine maintenance and repair expenses which are necessary in order to improve or maintain the physical condition of the Nursing Home shall count towards the capital expenditures requirement (but the salary of any maintenance personnel shall not be included). In the event that Tenant shall fail to make such required capital expenditures, Tenant shall, upon Lender's written request, immediately establish and maintain a capital expenditures and maintenance reserve fund with Lender equal to the difference between the requited amount per bed and the amount per bed actually spent. Tenant grants to Lender a right of setoff against all moneys in such reserve fund, and Tenant shall not permit any other Lien (as defined in the Loan Agreement) to exist upon such fund. The proceeds of such capital expenditures fund will be disbursed upon Lender's receipt of request for such funds from the Tenant for capital expenditures and maintenance repairs, provided that Tenant provide a detailed statement of such items and Lender, in its reasonable judgment, has approved the same.

        Upon Tenant's failure to adequately maintain the Nursing Home in good condition, Lender may, but shall not be obligated to, make such capital expenditures and expenditures for maintenance and repair and may apply the moneys in the capital expenditures and maintenance reserve fund for such purpose. Upon an Event of Default (as defined in the Loan Agreement) under the Loan, Lender may apply any moneys in the capital expenditures and maintenance reserve fund to the Loan Obligations (as defined in the Loan Agreement), in such order and manner as Lender may elect. Lender shall have the right to approve the qualification of any nonroutine maintenance and repair expenditures (but which under accounting rules do not qualify as capital expenditures) which Tenant seeks to qualify for credit against the required per bed amounts under this Section, provided such approval will not be unreasonably withheld. For any partial fiscal year during which the Loan is outstanding, the required expenditure amount shall be prorated by multiplying the required amount per bed amount by a fraction, the numerator of which is the number of days during such year for which all or part of the Loan is outstanding and the denominator of which is the number of days in such year.

Capmark Loan #01-1017791

4.4    Financial and Other Information.

        For so long as the Loan remains outstanding, Tenant will provide to Lender, in addition to the financial statements and information required under the Lease, the following financial statements and information on a continuing basis during the term of the Loan:

a.    Within ninety (90) days after the end of each of the fiscal years of the Tenant, unaudited financial statements of the Tenant, which statements shall be prepared in accordance with generally accepted accounting principles consistently applied, including a balance sheet and a statement of income and expenses for the year then ended, and shall be prepared in accordance with generally accepted accounting principles consistently applied and shall be certified as true and correct in all material respects by a financial officer of the Tenant.

b.    Within forty-five (45) days of the end of each calendar quarter, unaudited financial statements of the Tenant, prepared in accordance with generally accepted accounting principles consistently applied, which such statements shaft include a balance sheet and a statement of income and expenses for the quarter then ended, certified by a financial officer of the Tenant to be true and correct.

c.    Within forty-five (45) days of the end of each calendar quarter, a statement of the number of bed days available and the actual patient days incurred for the quarter, together with quarterly census information of the Nursing Home as of the end of such quarter in sufficient detail to show patient-mix (i.e., private, Medicare, Medicaid, and V.A.) on a daily average basis for such year through the end of such quarter, certified by a financial officer of Tenant to be true and correct, which such statements of the Nursing Home shall be accompanied by the Summary of Financial Statements and Census Data attached hereto as Exhibit "C".

d.    As soon as available, but in no event more than thirty (30) days after the filing deadline, as may be extended from time to time, copies of all federal, state and local tax returns of Tenant, together with all supportive documentation and schedules.

e.    Within twenty (20) days following filing, all Medicaid cost reports and any amendments thereto filed with respect to the Nursing Home and all responses, audit reports, or inquiries with respect to such cost reports.

f.    Within ten (10) days of receipt, copies of all licensure and certification survey reports and statements of deficiencies received by Tenant from any regulatory agency having jurisdiction of the Nursing Home, which identify or allege one or more survey deficiencies with a scope and severity of "G" or worse under applicable OBRA Regulations and Guidelines (with plans of correction attached thereto).

Capmark Loan #01-1017791

g.    Within three (3) days following receipt, any and all notices (regardless of form) from any and all licensing and/or certifying agencies that the Nursing Home's license and/or the Medicare and/or Medicaid certification is being downgraded to a substandard category, revoked, or suspended, or that such action is pending.

h.    Upon request by Lender, evidence of payment by the Tenant of any applicable provider bed taxes or similar taxes.

i.    If requested by Lender, within fifteen (15) days of Lender's request, an aged accounts receivable report prepared by Tenant of the Nursing Home in sufficient detail to show amounts due from each class of patient-mix (i.e., private, Medicate, Medicaid and V.A.) by the account age classifications of 30 days, 60 days, 90 days, 120 days, and over 120 days.

j.    Within ten (10) days following receipt, a copy of the "Medicaid Rate Calculation Worksheet" (or the equivalent thereof) issued by the appropriate Medicaid Agency for the Nursing Home.

k.    The Lender reserves the right to require that the annual financial statements of the Tenant be audited and prepared by a nationally recognized accounting firm or independent certified public accountant acceptable to Lender if (i) an Event of Default under any of the Security Instruments occurs and remains uncured following written notice to Landlord and Tenant and the expiration of any applicable grace or cure period, or (ii) if Lender has reasonable grounds to believe that the unaudited financial statements do not accurately represent the financial condition of the Tenant.

l.    The Lender reserves the right to reasonably require such other financial information of the Tenant and the Nursing Home at such other times as Lender shall deem reasonably necessary, and Tenant agrees promptly to provide such information to Lender. All financial statements must be in such form and detail as the Lender shall from time to time reasonably request.

4.5    Books and Records.    For so long as the Loan remains outstanding, Tenant will permit persons designated by Lender to inspect any and all of the Premises and books and records of Tenant relating to the Nursing Home and to discuss the affairs of Tenant and the Nursing Home with officers of Tenant as designated by Lender, during normal business hours (9:00 a.m. to 5:00 p.m. on regular banking business days) and upon not less than three (3) business days prior written notice to Tenant and Landlord, provided, however, that such inspections may not unreasonably interfere with the operation of the Nursing Home.

4.6    Compliance Certificate.    At the time of furnishing the quarterly operating statements required under Section 4.4, furnish to Lender a compliance certificate in the form attached hereto as Exhibit "D".

4.7    Conduct of Business.    Tenant shall conduct the operation of the Nursing Home at all times in a manner consistent with the level of operation of the Nursing Home as of the date hereof; including without limitation, the following:

a.    to maintain the standard of care for the patients of the Nursing Home at all times in a manner consistent with the level necessary to insure quality care for the patients of the Nursing Home;

b.    to operate the Nursing Home in a prudent manner and in compliance with applicable laws and regulations relating thereto and cause all licenses, permits, certificates of need, Reimbursement Contracts, and any other agreements necessary for the use and operation of the Nursing Home or as may be necessary for participation in the Medicaid, Medicare, or other applicable reimbursement programs to remain in effect without reduction in the number of licensed beds or beds authorized for use in the Medicaid reimbursement programs (unless Tenant first obtains the prior consent of Lender to such reduction, which consent may be withheld in its sole discretion);

c.    to maintain sufficient Inventory (as defined In the Loan Agreement) and Equipment (as defined in the Loan Agreement) of types and quantities at the Nursing Home to enable Tenant adequately to perform operations of the Nursing Home;

Capmark Loan #01-1017791

d.    to keep all Improvements (as defined in the Loan Agreement) and Equipment (as defined in the Loan Agreement) located on or used or useful in connection with the Nursing Home in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all needed and proper repairs, renewals, replacements, additions, and improvements thereto to keep the same in good operating condition; and

e.    to maintain sufficient cash in the operating accounts of the Nursing Home in order to satisfy the working capital needs of the Nursing Home.

4.8    Periodic Surveys.    Furnish to Lender, within twenty (20) days of receipt, a copy of any Medicare, Medicaid, or other licensing agency survey, report, statement of deficiencies and/or any other report indicating that any action is pending or being taken to downgrade the Nursing Home to a substandard category, and within the time period required by the particular agency for furnishing a plan of correction also furnish or cause to be furnished to Lender a copy of the plan of correction generated from such survey or report for the Nursing Home, and correct or cause to be corrected any deficiency, the curing of which is a condition of continued licensure or for full participation in Medicaid, Medicare or other reimbursement program pursuant to any Reimbursement Contract for existing patients or for new patients to be admitted with Medicaid or Medicare coverage, by the date required for cure by such agency (plus extensions granted by such agency).

4.9    Additional Termination Events.    Tenant agrees and acknowledges that the Lender has the right to require that the Landlord terminate the Lease upon the occurrence of the events specified in Sections 4.28(a), (b) and/or (c) of the Loan Agreement, and the Tenant hereby waives any claim or cause of action against the Lender or the Landlord in the event that the Lease is rightfully terminated in accordance with the provisions of Section 4.28(a), (b) and/or (c) of the Loan Agreement.

4.10    Change of Use.    As long as the Loan remains outstanding, Tenant agrees that it will not alter or change the use of the Nursing Home or enter into any management agreement for the Nursing Home unless Tenant first notifies Lender and provides Lender a copy of the proposed management agreement, obtains Lender's written consent thereto and obtains and provides Lender with a subordination agreement in form satisfactory to Lender from such manager subordinating to all rights of Lender.

ARTICLE V.
MISCELLANEOUS

5.1    Successors and Assigns.    This Agreement shall be binding upon Landlord and Tenant and their successors and assigns and shall inure to the benefit of Lender and its successors and assigns.

5.2    Severability.    In the event that any provision hereof is deemed to be invalid by reason of the operation of any law or by reason of the interpretation placed hereon by any court, this Agreement shall be construed as not containing such provision, and the invalidity of such provision shall not affect any other provisions which are otherwise lawful and valid and shall remain in full force and effect.

5.3    Waiver.    The failure at any time or times to require strict performance of any of the provisions, warranties, terms and conditions contained herein or in any other agreement, document or instrument heretofore, now or hereafter executed by the Tenant and delivered to the Lender shall not waive, affect or diminish any right of the Lender to thereafter demand strict compliance or performance therewith and with respect to any other provisions, warranties, terms and conditions contained in such agreements, documents and other instruments, and any waiver of any default shall not waive or affect any other default, whether prior or subsequent thereto and whether of the same or of a different type. None of the warranties, conditions, provisions and terms contained in this Agreement or in any other agreement, document or instrument heretofore, now or hereafter executed by the Tenant and Landlord and delivered to the Lender shall be deemed to have been waived by any act or knowledge of the Lender, its agents, officers or employees, but only by an instrument in writing signed by an officer of the Lender and directed to the Tenant and Landlord specifying such waiver.

Capmark Loan #01-1017791

5.4    Expenses.    In the event at any time or times hereafter that Tenant defaults in its obligations hereunder and the Lender employs counsel to advise or provide other representation with respect to this Agreement or any other agreement, document or instrument heretofore, now or hereafter executed by the Tenant and delivered to the Lender with respect to the Tenant, the Lease or this Agreement, or to commence, defend, intervene, file a petition, complaint, answer, motion or other pleading or take any other action with respect to any suit or proceeding relating to this Agreement or any other agreement, instrument or document heretofore, now or hereafter executed by the Tenant and delivered to the Lender with respect to the Tenant, the Lease or this Agreement, or to represent Lender in any litigation with respect to the affairs of the Tenant or to enforce any rights of the Lender or the obligations of Tenant or any other person, firm or corporation which may be obligated to Lender by virtue of this Agreement, then in any such events all the reasonable attorneys' fees arising from such service, including attorneys' fees in appellate and bankruptcy proceedings, and expenses, costs or charges relating thereto shall be due and payable to Lender by Tenant upon Lender's demand.

5.5    Notices.    All notices, demands, or requests, and responses thereto, required or permitted to be given pursuant to this Agreement or by applicable law shall be in writing and shall be deemed to have been properly given or served and shall be deemed received (a) on the date delivered, if sent by hand delivery (to the person or department if one is specified below), (b)three (3) days following the date deposited in the United States mail, postage prepaid and registered or certified with return receipt requested, or (c) one (1) day following the date deposited with Federal Express or other national overnight courier, and in each case addressed as follows:

If given to Tenant:

c/o Ensign Facility Services, Inc.
27101 Puerta Real, Suite 450
Mission Viejo, CA 92691

If given to Lender:

c/o Capmark Finance Inc.
200 Witmer Road
Horsham, PA 19044
Attention: Servicing Department for Loan No. 01-1017791

If given to Landlord:

c/o Ensign Facility Services, Inc.
27101 Puerta Real, Suite 450
Mission Viejo, CA 92691

or at such other single address in the United States as parties may by notice in writing designate for notice.

5.6    Conflicting Provision.    This Agreement shall be deemed to supersede any conflicting provisions of the Lease.

5.7    Counterparts.    This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but such counterparts shall together constitute one and the same original.

5.8    Governing Law.    This Agreement shall be governed by the laws of the State of Washington.

Capmark Loan #01-1017791

5.9    Waiver of Jury Trial.    TENANT AND LANDLORD HEREBY WAIVE ANY RIGHT THAT THEY MAY HAVE TO A TRIAL BY JURY ON ANY CLAIM, COUNTERCLAIM, SETOFF, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT OR THE LOAN, OR (B)IN ANY WAY CONNECTED WITH OR PERTAINING OR RELATED TO OR INCIDENTAL TO ANY DEALINGS OF LENDER AND/OR TENANT AND LANDLORD WITH RESPECT TO THE LEASE OR IN CONNECTION WITH THIS AGREEMENT OR THE EXERCISE OF ANY PARTY'S RIGHTS AND REMEDIES UNDER THIS AGREEMENT OR OTHERWISE, OR THE CONDUCT OR THE RELATIONSHIP OF THE PARTIES HERETO, IN ALL OF THE FOREGOING CASES WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. TENANT AND LANDLORD AGREE THAT LENDER MAY FILE A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY, AND BARGAINED AGREEMENT OF TENANT AND LANDLORD IRREVOCABLY TO WAIVE THEIR RIGHTS TO TRIAL BY JURY AS AN INDUCEMENT TO LENDER TO CONSENT TO THE ASSUMPTION OF THE LOAN, AND THAT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY DISPUTE OR CONTROVERSY WHATSOEVER (WHETHER OR NOT MODIFIED HEREIN) BETWEEN TENANT WITH LENDER SHALL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

5.10    TENANT HEREBY IRREVOCABLY DESIGNATES CHRISTIE BOHNSACK AND HIS/HER SUCCESSORS IN OFFICE, AS THE TRUE AND LAWFUL ATTORNEY OF TENANT FOR THE PURPOSE OF RECEIVING SERVICE OF ALL LEGAL NOTICES AND PROCESS ISSUED BY ANY COURT IN THE STATE OF WASHINGTON AS WELL AS SERVICE OF ALL PLEADINGS AND OTHER DOCUMENTS RELATED TO ANY LEGAL PROCEEDING OR ACTION ARISING OUT OF THIS AGREEMENT. TENANT AGREES THAT SERVICE UPON SAID CHRISTIE BOHNSACK SHALL BE VALID REGARDLESS OF TENANT'S WHEREABOUTS AT THE TIME OF SUCH SERVICE AND REGARDLESS OF WHETHER TENANT RECEIVES A COPY OF SUCH SERVICE, PROVIDED THAT THE HOLDER SHALL HAVE MAILED A COPY TO TENANT IN ACCORDANCE WITH THE NOTICE PROVISIONS HEREIN. TENANT AGREES TO PAY ALL COURT COSTS AND REASONABLE ATTORNEY'S FEES INCURRED BY HOLDER IN CONNECTION WITH ENFORCING ANY PROVISION OF THIS AGREEMENT. NOTWITHSTANDING THE FOREGOING, HOLDER AGREES TO USE REASONABLE EFFORTS TO PROVIDE TENANT WITH NOTICE OF THE FILING OF ANY LAWSUIT BY HOLDER AGAINST TENANT.

[Signatures begin on next page.]

Capmark Loan #01-1017791

IN WITNESS WHEREOF, Tenant, Landlord and Lender have cawed this Agreement to be properly executed on the day and year first above written.

LANDLORD:
CHERRY HEALTH HOLDINGS, INC., Nevada corporation

By:	/s/ GREGORY K. STAPLEY [SEAL] Name: Gregory K. Stapley Title: President

Capmark Loan #01-1017791

ACKNOWLEDGMENT

STATE OF CALIFORNIA

COUNTY OF ORANGE

On October 9, 2006 before me, Yolanda Villegas Staff personally appeared Gregory K. Stapley
Name(s) signer(s)

☒ personally known to me—OR— ☐ proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the Instrument.

WITNESS my hand and official seal.

/s/ YOLANDA VILLEGAS STAFF

Capmark Loan #01-1017791

TENANT:

HOQUIAM HEALTHCARE, INC., a Nevada corporation

By:	/s/ BEVERLY B. WITTEKIND Name: Beverly B. Wittekind Title: Secretary

[Signatures continued on next page.]

Capmark Loan #01-1017791

ACKNOWLEDGMENT

STATE OF CALIFORNIA

COUNTY OF ORANGE

On October 9, 2006 before me, Yolanda Villegas Staff, personally appeared Beverly B. Wittekind
Name(s) signers)

        ☒ personally known to me—OR— ☐ proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the Instrument.

WITNESS my hand and official seal,

/s/ YOLANDA VILLEGAS STAFF

Capmark Loan #01-1017791

LENDER:

WELLS FARGO BANK, N.A. (formerly known as Norwest Bank Minnesota, National Association), as Trustee for GMAC Commercial Mortgage Securities, Inc., Mortgage Pass-Through Certificates, Series 1999-Cl

By:	Capmark Finance Inc., a California corporation, its authorized agent

By:	Name: Jillian M. Brittin Title: Vice President

Capmark Loan #01-1017791

COMMONWEALTH OF PENNSYLVANIA	)
)SS.
COUNTY OF MONTGOMERY	)

On                        before me,                        personally appeared Jillian M. Brittin, personally known to me to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in bin authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

Signature	Notary Public	(Seal)

MY COMMISSION EXPIRES

Capmark Loan #01-1017791

EXHIBIT "A"
[DESCRIPTION OF THE LAND]

PARCEL A:

Lots 1 and 2, Block 86, Heermans Annex to the City of Hoquiam, as per plat recorded in Volume 3 of Plats, page 71, records of Grays Harbor County;

Excepting therefrom the Southerly 12 feet thereof, as dedicated by Ordinance No. 1913 to the City Hoquiam, filed May 18, 1953, as Auditor's File No. 563092, and recorded in Volume 337 of Deeds, page 18, records of Grays Harbor County;

Situate in the County of Grays Harbor, State of Washington.

PARCEL B:

The portion of the South Half of the Northeast Quarter of the Northwest Quarter of Section 7, Township 17, North, Range 9 West of the Willametta Meridian, described as follows:

Beginning at the Northeast corner of said Lot 1;

Thence Northerly on the Westerly line of 31st Street in said Heermans Annex extended Northerly 161.2 feet;
Thence Westerly 180 feet parallel to Cherry Street in said Heermans Annex;
Thence Southerly 157.6 feet, more or less, parallel with the Westerly lines of said 31st Street extended Northerly to the Northwest corner of said Lot 2;
Thence Easterly 180 feet along the Northerly line of said Lots 2 and 1 to the point of beginning;

Situate in the County of Grays Harbor, State of Washington.

PARCEL C:

That portion of the South Half of the Northeast Quarter of the Northwest Quarter of Section 7, Township 17 North, Range 9 West of the Willametta Meridian, described as follows:

Beginning at the Northeast Corner of Lot 1, Block 86, Heermans Annex to the City of Hoquiam, as per plat recorded in Volume 3 of Plats, page 71, records of Grays Harbor County;
Thence Northerly along the Westerly line of 31st Street extended Northerly a distance of 161.2 feet to the true point of beginning of the tract herein described:

Thence Westerly parallel to Cherry Street a distance of 180 feet;
Thence Northerly parallel to 31st Street extended Northerly, a distance of 100 feet;
Thence Easterly parallel to Cherry Street, a distance of 180 feet to the Westerly line of 31st Street extended Northerly;
Thence Southerly along the Westerly line of 31st Street extended Northerly 100 feet to the point of beginning;

Situate in the County of Grays Harbor, State of Washington.

B-1

Capmark Loan #01-1017791

EXHIBIT B
BED CAPACITY FOR NURSING HOME

Licensed Capacity: 118 beds licensed beds

Effective Capacity as of the date of this Agreement: 109 operating beds

B-2

Capmark Loan #01-1017791

EXHIBIT C

QUARTERLY FINANCIAL STATEMENT
AND CENSUS DATA

Facility Name:
Management Company:
Report Date:

Census Data	Quarter Ending (Date)	Quarter Ending (Date)	Quarter Ending (Date)	Quarter Ending (Date)	12 Month Ending (Date)
Total Number of Beds
Number of Days in Period:
Total Patient Days Available
Patient Utilization Days Medicaid
Private
Medicare
Other
Total Utilization Days:
Cash Flow Analysts Total Routine
Patient
Revenue
Total Net Revenues:
Total Expenses:
Add Back Depreciation and Amortization:
Interest on Mortgage Facility Lease
Expense (if applicable):
Management Fees:
Extraordinary Items:
Net Operating Income	$

I hereby certify the above to be true and correct. Dated this              day of                         , 19    .

By:
Its:

C-1

Capmark Loan #01-1017791

EXHIBIT D

COMPLIANCE CERTIFICATE

Wells Fargo Bank, N.A.
(formerly known as Norwest
Bank Minnesota, National
Association), as Trustee for
GMAC Commercial
Mortgage Securities, Inc.,
Mortgage Pass-Through
Certificates, Series 1999-C1
c/o Capmark Finance Inc.
Woodcrest Place, Suite 305
Birmingham, Alabama 35209

RE: Pacific Care Center

The undersigned officer of the undersigned [management company or lessee], does hereby certify that for the quarterly financial period ending                                                  :

1.    The Debt Service Coverage for the Nursing Home after deduction of Actual Management Fees for the preceding twelve (12) months (or such lesser period as shown have elapsed following the closing of the Loan) through the end of such period was:

Required: 1.0 to 1.0

Actual:              to 1.0

The manner of calculation is attached.

2.    The Debt Service Coverage for the Nursing Home after deduction of Assumed Management Fees for the preceding twelve (12) months (or such lesser period as shall have elapsed following the closing of the Loan) through the end of such period was:

Required: 1.2 to 1.0

Actual:              to 1.0

The manner of calculation is attached.

3.    In the event the Nursing Home is both operated and managed by the lessee, the Debt Service Coverage for the Nursing Home for the preceding twelve (12) months (or such lesser period as shall have elapsed following the closing of the Loan) through the end of such period was:

Required: 1.25 to 1.0

Actual:              to 1.0

The manner of calculation is attached.

4.    The fiscal year to date average daily occupant for the Nursing Home:

Required: Not less than 85%

Actual:

5.    The capital expenditures per bed was: [ANNUAL COMPLIANCE CERTIFICATE ONLY]

Required: $250 per bed.

Actual: $             per bed.

A-1

Capmark Loan #01-1017791

Evidence of such capital expenditures is attached.

6.    All representations and warranties contained in the Agreement and other Loan Documents are true and correct in all material respects as though given on the date hereof, except

7.    All information provided herein is true and correct.

8.    Capitalized terms not defined herein shall have the meanings given to such terms in that certain Loan Agreement dated August 6,1998 by and between G&L Hoquiam, LLC, and GMAC Commercial Mortgage Corporation.

By:
Name:
Title:

Dated this              day of                          19    .

A-2

LESSEE SECURITY AGREEMENT

THIS SECURITY AGREEMENT (the "Agreement") is entered into by and between HOQUIAM HEALTHCARE, INC., a Nevada corporation (the "Lessee"), and WELLS FARGO BANK, N.A. (formerly known as Norwest Bank Minnesota, National Association), as Trustee for GMAC Commercial Mortgage Securities, Inc., Mortgage Pass-Through Certificates, Series 1999-C1, its successors and/or assigns (the "Secured Party").

RECITALS

By that certain Lease Agreement dated October            , 2006, Lessee agreed to lease the Land (as hereinafter defined) and the Nursing Home (as hereinafter defined) from Cherry Health Holdings, Inc., a Nevada corporation ("Borrower"). In connection with its acquisition of the Land and the Nursing Home, Borrower has requested that Secured Party consent to Borrower's assumption of a loan to G&L Hoquiam, LLC ("Original Borrower") in the original principal sum of TWO MILLION FOUR HUNDRED SEVENTY FIVE THOUSAND AND NO/100 DOLLARS ($2,475,000.00) (the "Loan"), as evidenced by that certain Promissory Note ("Note") dated as of August 6, 1998 executed by Original Borrower for the benefit of GMAC Commercial Mortgage Corporation ("Former Lender"). Secured Party is the holder of the Note and is the successor in interest to Former Lender in and to the other documents executed in connection with the Loan. Secured Party requires that, as a condition to consenting to Borrower's assumption of the Loan, Lessee grant Secured Party a security interest in certain property under the Uniform Commercial Code, as adopted in the State of Washington, as additional Security for the repayment of the indebtedness evidenced by the Note.

NOW, THEREFORE, in consideration of the foregoing recitals, and as an inducement to make the Loan to Borrower, the parties hereto agree as follows:

1.    As Lessee will materially benefit from Secured Party's consent to the assumption of the Loan by Borrower, Lessee hereby grants to Secured Party a security interest (the "Security Interest") in all of the property described in paragraph 3 hereof (collectively, the "Collateral") in accordance with the Uniform Commercial Code as adopted in the State of Washington, as additional security for the repayment of the indebtedness evidenced by the Note.

2.    The Note is hereby incorporated by reference and is made a part hereof. Lessee agrees that the occurrence of an Event of Default under the Note, if not cured within applicable notice and grace periods therein, if any, shall constitute a default under this Agreement, entitling Secured Party to exercise any and all rights and remedies herein provided, or provided under the Uniform Commercial Code as adopted in the State of Washington or any other applicable law, in addition to any other rights or remedies provided in the Note or in any other instrument evidencing, securing or guaranteeing the Loan, at law or in equity. All of said rights and remedies are cumulative and may be exercised either concurrently or independently and in such order as Secured Party shall determine in its sole and absolute discretion.

3.    This Security Agreement covers all of Lessee's right, title and interest in and to the following property whether now owned or hereafter any time acquired, and including all replacements, additions, accessions, substitutions, and products thereto and thereof (which, together with the Land, is referred to herein as the "Collateral"); provided, however, that with respect to any items which are leased and not owned by Lessee, the term "Collateral" includes the leasehold interest only of Lessee, together with any options to purchase any of said items and any additional or greater rights with respect to such items which Lessee may hereafter acquire:

(a)    All Equipment;

(b)    All Accounts;

(c)    All General Intangibles;

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(d)    All Instruments;

(e)    All Inventory;

(f)    All Leases;

(g)    All Permits (to the fullest extent assignable);

(h)    All Personality;

(i)    All Proceeds;

(j)    All Reimbursement Contracts; and

(k)    All Rents.

4.    As used in this Security Agreement, the following terms shall have the following meanings:

(a)    "Accounts" means any rights of Lessee arising from the operation of the Nursing Home to payment for goods sold or leased or for services rendered, not evidenced by an Instrument, including, without limitation, (i) all accounts arising from the operation of the Nursing Home and (ii) all rights to payment from Medicaid or Medicare programs, or similar state or federal programs, boards, bureaus or agencies and rights to payment from patients, residents, private insurers, and others arising from the operation of the Nursing Home, including rights to payment pursuant to Reimbursement Contracts. Accounts shall include the proceeds thereof (whether cash or noncash, moveable or immoveable, tangible or intangible) received from the sale, exchange, transfer, collection or other disposition or substitution thereof.

(b)    "Equipment" means all beds, linen, televisions, carpeting, telephones, cash registers, computers, lamps, glassware, rehabilitation equipment, restaurant, restaurant and kitchen equipment, and other fixtures and equipment of Lessee located on, attached to or used or useful in connection with the Land or the Nursing Home; provided, however, that with respect to any items which are leased and not owned by Lessee, the Equipment shall include the leasehold interest only of Lessee together with any options to purchase any of said items and any additional or greater rights with respect to such items which Lessee may hereafter acquire.

(c)    "General Intangibles" means all intangible personal property of Lessee arising out of or connected with the Land or the Nursing Home (other than Accounts, Rents, Instruments, Inventory and Permits), including, without limitation, things in action, contract rights and other rights to payment of money.

(d)    "Instruments" means all instruments, chattel paper, documents or other writings obtained by Lessee from or in connection with the operation of the Land or the Nursing Home (including without limitation, all ledger sheets, computer records and printouts, data bases, programs, books of account and files of Lessee relating thereto).

(e)    "Inventory" means all inventories of food, beverages and other comestibles held by Lessee for sale or use at or from the Land or the Nursing Home, and soap, paper supplies, medical supplies, drugs and all other such goods, wares and merchandise held by Lessee for sale to or for consumption by residents, guests or patients of the Land or the Nursing Home and all such other goods returned to or repossessed by Lessee.

(f)    "Land" means all the tract(s) or parcel(s) of land located in Grays Harbor County, Washington, as are more particularly described in Exhibit "A" attached thereto and by this reference made a party hereof.

(g)    "Leases" means all present and future leases, subleases, licenses, concessions or grants or other possessory interests now or hereafter in force, whether oral or written, covering or affecting the Land and/or Improvements, or any portions thereof and all modifications, extensions or renewals thereof.

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(h)    "Medicare" means that certain federal program providing health insurance for eligible elderly and other individuals, under which physicians, hospitals, skilled nursing homes, home health care and other providers are reimbursed for certain covered services they provide to the beneficiaries of such program, which program is more fully described in Title XVIII of the Social Security Act (42 U.S.C. §§ 1395 et seq.) and the regulations promulgated thereunder.

(i)    "Medicaid" means that certain program of medical assistance, funded jointly by the federal government and the States, for impoverished individuals who are aged, blind and/or disabled, and/or members of families with dependent children, which program is more fully described in Title XIX of the Social Security Act (42 U.S.C. §§ 1396 et seq.) and the regulations promulgated thereunder.

(j)    "Nursing Home" means the nursing home facility known as "Pacific Care Center," a 109-bed licensed skilled nursing facility located on the Land, together with any other general or specialized care facilities, if any (including any Alzheimer's care unit, subacute, and any assisted care living facility), now or hereafter operated on the Land.

(k)    "Permits" means all licenses, permits and certificates used or useful in connection with the operation, use or occupancy of the Land and/or the Nursing Home, including, without limitation, business licenses, state health department licenses, food service licenses, licenses to conduct business, certificates of need and all such other permits, licenses and rights, obtained from any governmental, quasi-governmental or private person or entity whatsoever concerning ownership, operation, use or occupancy.

(1)    "Personality" means all furniture, furnishings, Equipment, machinery, building materials, appliances, goods, supplies, tools, books, records (whether in written or. electronic form), computer equipment (hardware and software) and other tangible personal property which are used now or in the future in connection with the management or operation of the Land and/or the Improvements or are located on the Land and/or in the Improvements, and any operating agreements relating to the Land and/or the Improvements, and any surveys, plans and specifications and contracts for architectural, engineering and construction services relating to the Land and/or the Improvements.

(m)    "Proceeds" means all proceeds (including proceeds of insurance and condemnation) from the sale, exchange, transfer, collection, loss, damage, disposition, substitution or replacement of any of the Collateral.

(n)    "Reimbursement Contracts" shall mean all third party reimbursement contracts for the Nursing Home which are now or hereafter in effect with respect to residents or patients qualifying for coverage under the same, including Medicare, Medicaid and private insurance agreements, and any successor program or other similar reimbursement program and/or private insurance agreements.

(o)    "Rents" means all rent and other payments of whatever nature from time to time payable pursuant to the Leases (including, without limitation, rights to payment earned under leases for space in the Nursing Home for the operation of ongoing retail businesses such as newsstands, barbershops, beauty shops, physicians' offices, pharmacies and specialty shops).

5.    Subordination.    Notwithstanding anything to the contrary contained herein, provided that no Event of Default exists under the Loan, Secured Party agrees, upon written request from Lessee and subject to execution and delivery of a commercially reasonable customary intercreditor agreement reasonably acceptable to Lender, to subordinate its right, title and interest in and to "Excess Accounts" as herein defined to a prior security interest to be granted therein to Lessee's Accounts Receivable lender, General Electric Capital Corporation ("Accounts Receivable Lender"), which has extended a $20,000,000 revolving loan facility to various affiliates of Lessee pursuant to a certain Amended and Restated Loan and Security Agreement dated as of March 25, 2004, as amended by Amendment No. I thereto dated as of December 3, 2004, by and between General Electric Capital Corporation as Lender and The Ensign Group, Inc. and certain subsidiaries thereof collectively as Borrower ("Accounts

3

Receivable Loan Facility"), which subordination shall be effective during all periods in which there exists no monetary default under the Loan. For purposes of this Security Agreement, the term "Excess Accounts" means all of the following, but only to the extent that such sums are in excess of the amounts needed to cause the regularly scheduled periodic payments due under the Loan, together with any other sums due and owing under the Loan from time to time, to be timely paid to Lender and only to the extent that the Loan is and remains current:

(a)    All of Lessee's now owned or hereafter acquired or arising Accounts, and all of Lessee's rights, remedies, security and liens, in, to and in respect of the Accounts, including, without limitation, guaranties or other contracts of suretyship with respect to the Accounts, deposits or other security for the obligation of any account Lessee, and credit and other insurance relating to Accounts;

(b)    All moneys, securities and other property and the proceeds thereof, now or hereafter held or received by, in transit to, in possession of, or under the control of Lessee's Accounts Receivable Lender or a bailee or affiliate of Lessee's Accounts Receivable Lender, from or for Lessee, whether for safekeeping, pledge, custody, transmission, collection or otherwise, and all of Lessee's deposits (general or special), balances, sums and credits with Lessee's Accounts Receivable Lender at any time existing;

(c)    All of Lessee's now owned or hereafter acquired or arising proceeds of goods sold or leased in the provision of goods or services and which have resulted in an Account;

(d)    All of Lessee's now owned or hereafter acquired deposit accounts into which Accounts are deposited, and specifically including any account maintained by Lessee at a financial institution, as agreed upon by Lessee and Lessee's Accounts Receivable Lender, into which collections of Accounts are paid directly (also known as the "Lockbox Account");

(e)    All of Lessee's now owned or hereafter acquired or arising computer programs, information, software, books, records and data, as the same relate to the Accounts, but specifically excluding any medical or similar records which, by law, are required to be maintained at the facility where the Accounts are generated, and also excluding the computer programs, software and data necessary to access and maintain such medical and similar records;

(f)    all of Lessee's now owned or hereafter acquired or arising General Intangibles with respect to, evidencing, relating to or arising out of its Accounts; and

(g)    the proceeds of all of the foregoing.

[Signatures begin on next page.]

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IN WITNESS WHEREOF, Lessee and Secured Party have executed this Agreement the            day of October, 2006.

LESSEE:

HOQUIAM HEALTHCARE, INC., a Nevada corporation

By:	/s/ BEVERLY B. WITTEKIND [SEAL] Name: Beverly B. Wittekind Title: Secretary

5

SECURED PARTY:

WELLS FARGO BANK, N.A. (formerly known as Norwest Bank Minnesota, National Association), as Trustee for GMAC Commercial Mortgage Securities, Inc., Mortgage Pass-Through Certificates, Series 1999-C1

By:	Capmark Finance Inc., a California corporation, its authorized agent

	By:	Name: Jillian M. Brittin Title: Vice President

[CORPORATE SEAL]

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EXHIBIT "A"

PARCEL A:

Lots 1 and 2, Block 86, Heermans Annex to the City of Hoquiam, as per plat recorded in Volume 3 of Plats, page 71, records of Grays Harbor County;

Excepting therefrom the Southerly 12 feet thereof, as dedicated by Ordinance No. 1913 to the City Hoquiam, filed May 18, 1953, as Auditor's File No. 563092, and recorded in Volume 337 of Deeds, page 18, records of Grays Harbor County;

Situate in the County of Grays Harbor, State of Washington.

PARCEL B:

The portion of the South Half of the Northeast Quarter of the Northwest Quarter of Section 7, Township 17, North, Range 9 West of the Willametta Meridian, described as follows:

Beginning at the Northeast corner of said Lot 1;
Thence Northerly on the Westerly line of 31st Street in said Heermans Annex extended Northerly 161.2 feet;
Thence Westerly 180 feet parallel to Cherry Street in said Heermans Annex;
Thence Southerly 157.6 feet, more or less, parallel with the Westerly lines of said 31st Street extended Northerly to the Northwest corner of said Lot 2;
Thence Easterly 180 feet along the Northerly line of said Lots 2 and 1 to the point of beginning;

Situate in the County of Grays Harbor, State of Washington.

PARCEL C:

That portion of the South Half of the Northeast Quarter of the Northwest Quarter of Section 7, Township 17 North, Range 9 West of the Willametta Meridian, described as follows:

Beginning at the Northeast Corner of Lot 1, Block 86, Heermans Annex to the City of Hoquiam, as per plat recorded in Volume 3 of Plats, page 71, records of Grays Harbor County;

Thence Northerly along the Westerly line of 31st Street extended Northerly a distance of 161.2 feet to the true point of beginning of the tract herein described:

Thence Westerly parallel to Cherry Street a distance of 180 feet;
Thence Northerly parallel to 31st Street extended Northerly, a distance of 100 feet;
Thence Easterly parallel to Cherry Street, a distance of 180 feet to the Westerly line of 31st Street extended Northerly;
Thence Southerly along the Westerly line of 31st Street extended Northerly 100 feet to the point of beginning;

Situate in the County of Grays Harbor, State of Washington.

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